As filed with the Securities and Exchange Commission on February 14, 2006

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    ---------


           Nevada              TelePlus Enterprises, Inc.       98-0045023
(State or Other Jurisdiction    (Name of Registrant in       (I.R.S. Employer
      of Incorporation               Our Charter)          Identification No.)
      or Organization)

                                                           Marius Silvasan
 7575 TransCanada, Suite 305                         7575 TransCanada, Suite 305
     St-Laurent, Quebec                                   St-Laurent, Quebec
       CANADA H4T 1V6                                       CANADA H4T 1V6
       (514) 344-0778                  7389                 (514) 344-0778
   (Address and telephone        (Primary Standard        (Name, address and
     number of Principal            Industrial             telephone number
    Executive Offices and       Classification Code       of agent for service)
Principal Place of Business)          Number)

                                   Copies to:
         Clayton E. Parker, Esq.                 Christopher K. Davies, Esq.
        Kirkpatrick & Lockhart LLP               Kirkpatrick & Lockhart LLP
  201 S. Biscayne Boulevard, Suite 2000    201 S. Biscayne Boulevard, Suite 2000
           Miami, Florida 33131                     Miami, Florida 33131
         Telephone: (305)539-3300                 Telephone: (305)539-3300
        Telecopier: (305)358-7095                 Telecopier: (305)358-7095

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


                                                    Proposed
                                                    Maximum    Proposed
                                                    Offering    Maximum
                                                      Price    Aggregate     Amount Of
  Title Of Each Class Of        Amount To Be        Per Share   Offering    Registration
Securities To Be Registered      Registered           (1)       Price (1)        Fee
Common Stock, par
  value $0.001 per share     269,227,027 Shares(2)   $0.34     $91,554,189   $10,775.44

TOTAL                        269,227,027 Shares(2)   $0.34     $91,554,189   $10,775.44

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2) Of these shares, 235,000,000 are being registered under secured convertible debentures, 33,000,000 are being registered under warrants and 1,250,000 shares were issued as a one-time commitment fee to Cornell Capital Partners.
                                  ------------
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


MI-178218 v19 0436905-0201

                                   PROSPECTUS


                                  Subject to completion, dated February 14, 2006

                           TELEPLUS ENTERPRISES, INC.
                       269,227,027 Shares of Common Stock

      This prospectus relates to the sale of up to 269,227,027 shares of common stock of TelePlus Enterprises, Inc. by certain persons who are stockholders of TelePlus, including Cornell Capital Partners, L.P. Please refer to "Selling Stockholders" beginning on page 11. TelePlus is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. TelePlus did, however, receive proceeds from the sale of secured convertible debentures under the Securities Purchase Agreement, which was entered into on December 13, 2005 between TelePlus and Cornell Capital Partners, and no other stockholders. All costs associated with this registration will be borne by TelePlus.

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "TLPE.OB". The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On February 13, 2006, the last reported sale price of our common stock was $0.28 per share. These prices will fluctuate based on the demand for the shares of our common stock.

      Please refer to "Risk Factors" beginning on page 5.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. Neither the selling stockholders nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is February __, 2006.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
RISK FACTORS...................................................................5
FORWARD-LOOKING STATEMENTS....................................................11
SELLING STOCKHOLDERS..........................................................12
USE OF PROCEEDS...............................................................14
DILUTION......................................................................15
PLAN OF DISTRIBUTION..........................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................17
DESCRIPTION OF BUSINESS.......................................................24
MANAGEMENT....................................................................28
DESCRIPTION OF PROPERTY.......................................................31
LEGAL PROCEEDINGS.............................................................31
PRINCIPAL STOCKHOLDERS........................................................32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................34
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER
      STOCKHOLDER MATTERS.....................................................35
DESCRIPTION OF SECURITIES.....................................................37
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT  ON ACCOUNTING AND FINANCIAL
      DISCLOSURE..............................................................39
LEGAL MATTERS.................................................................39
HOW TO GET MORE INFORMATION...................................................40
FINANCIAL STATEMENTS.........................................................F-1
PART II.....................................................................II-1

                               PROSPECTUS SUMMARY


      The following is only a summary of the information, financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment in TelePlus.

Overview

      TelePlus Enterprises, Inc. is a provider of wireless and telecom products and services across North America. TelePlus Connect, Corp. - is a reseller of a variety of telecom services including landline, long distance and internet services. TelePlus Wireless, Corp. -under the brand name "Liberty Wireless" - operates a virtual wireless network selling cellular network access to distributors in the United States. www.telepluswireless.com, www.libertywireless.com and www.vivaliberty.com are among some of the websites operated by TelePlus. We were incorporated in Nevada on April 16, 1999, under the name Terlingua Industries, Ltd., and changed our name to HerbalOrganics.com, Inc. on January 27, 2000. Prior to October 1, 2003, we were a development stage company and had not commenced business operations.

      In September, 2003, we consummated a transaction between our wholly-owned subsidiary, TelePlus Retail Services, Inc., a Quebec, Canada corporation formed in October 2003, and 3577996 Canada Inc., a Canadian Business corporation, which operated a chain of wireless retail stores in Eastern Canada. Pursuant to that transaction, TelePlus Retail Services acquired certain assets of 3577996 Canada. As contemplated by the asset purchase transaction, on October 10, 2003, we changed our name to TelePlus Enterprises, Inc.

      In connection with the above asset purchase transaction, on October 10, 2003, the principal stockholders of 3577996 Canada subscribed to purchase, in the aggregate, 18,050,000 restricted shares of newly issued common stock, $.001 par value per share. Also on October 10, 2003, Visioneer Holdings, Group, Inc. one of the principal stockholders of 3577996 Canada, purchased an additional 23,750,000 shares of issued and outstanding common stock from Thomas Whalen, our former majority stockholder and Chief Executive Officer. As a result of the above subscriptions and stock purchase, control of our stock shifted to Marius Silvasan, who acquired beneficially through Visioneer, an aggregate of 17,600,000 Shares. Also, in connection with the above stock subscriptions and purchases, Mr. Whalen resigned as our Chief Executive Officer and sole director, and Mr. Silvasan was elected as our new Chief Executive Officer and director.


      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.


About Us

      Our principal executive offices are located at 7575 TransCanada, Suite 305, St.-Laurent, Quebec, Canada H4T 1V6. Our telephone number is (514) 344-0778. Our website is located at www.teleplus.ca.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are, or beneficially deemed to be, stockholders of TelePlus. Cornell Capital Partners intends to sell up to 269,250,000 shares of common stock, of which 235,000,000 are being registered under the secured convertible debentures, 33,000,000 are being registered under warrants and 1,250,000 shares of common stock which were issued to Cornell Capital Partners as a one-time commitment fee.

      On December 13, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and restate the secured convertible debentures we previously issued to Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners agreed to issue to us secured convertible debentures in the principal amount of $9,000,000. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $5,625,000 which was funded on July 15, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners provided us an additional $3,375,000 in secured convertible debentures on December 13, 2005. The $5,625,000 in secured convertible debentures and the additional $3,375,000 in secured convertible debentures were consolidated into new secured convertible debentures along with the accrued and unpaid interest. The secured convertible debentures have a 36-month term and accrue annual interest of 10%. The secured convertible debentures may be redeemed by us at any time, in whole or in part. We will pay a redemption premium of 10% of the amount redeemed in addition to the principal amount being redeemed plus interest. The secured convertible debentures are convertible at the holder's option at a conversion price equal to the lesser of (i) an amount equal to $0.275 or (ii) an amount equal to 95% of the lowest volume weighted average price of our common stock for the 30 trading days immediately proceeding the conversion date. The debenture is secured by substantially all our assets.


Common Stock Offered                  269,227,027 shares by selling stockholders

Offering Price                        Market price

Common Stock Outstanding Before the   86,029,786 shares as of  February 13, 2006
  the Offering(1)

Use of Proceeds                       We did receive  proceeds  from the sale of
                                      secured convertible  debentures to Cornell
                                      Capital   Partners  under  the  Securities
                                      Purchase  Agreement which will be used for
                                      business  development,  operating  capital
                                      and   infrastructure   improvements.   See
                                      "Use of Proceeds."

Risk Factors                          The  securities  offered  hereby involve a
                                      high   degree   of  risk   and   immediate
                                      substantial dilution. See "Risk Factors" and "Dilution."

Over-the-Counter Bulletin Board       TLPE.OB
  Symbol

---------------

1 Excludes 235,000,000 under secured convertible debentures and 33,000,000 shares being issued under warrants.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION



                                                           FOR THE YEAR   FOR THE YEAR
                                  NINE MONTHS ENDED          ENDED           ENDED
                                    SEPTEMBER 30,          DECEMBER 31,   DECEMBER 31,
STATEMENT OF OPERATIONS          2005           2004           2004           2003
---------------------------  ------------   ------------   ------------   ------------
Net revenues                 $ 13,224,631   $  8,184,034   $ 12,180,501   $  7,651,975
Cost of revenues                9,236,964      6,011,000      8,882,478      5,577,043
                             ------------   ------------   ------------   ------------
Gross margin                    3,987,667      2,173,034      3,298,023      2,074,932
General, administrative and
  selling                       4,811,239      2,857,557      3,975,318      2,652,163
                             ------------   ------------   ------------   ------------
Income (loss) before
  interest, income tax,
  depreciation and
  amortization                   (823,572)      (684,523)      (677,295)      (577,231)
Depreciation of property
  and equipment                   329,274        151,949        267,300        134,440
Amortization of intangible
  assets                               --             --         57,471             --
Interest expense                  231,378             --         71,904             --
                             ------------   ------------   ------------   ------------
Income (loss) before income
  taxes                        (1,524,545)      (836,472)    (1,073,970)      (711,671)
Provision for income taxes             --             --           --           (4,116)
                             ------------   ------------   ------------   ------------
Net income (loss)            $ (1,524,545)  $   (836,472)  $ (1,073,970)  $   (715,787)
                             ============   ============   ============   ============
Net income per share:
  Net income - basic and
   diluted                   $      (0.02)  $      (0.01)  $     (0.022)  $      (0.01)
                             ============   ============   ============   ============
Weighted average shares
  outstanding:
  Basic and diluted            76,303,117     66,718,436     67,152,705     50,714,144
                             ============   ============   ============   ============


                                               FOR THE
                                               QUARTER       FOR THE YEAR    FOR THE YEAR
                                                ENDED            ENDED           ENDED
                                            SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
BALANCE SHEET DATA                               2005            2004            2003
------------------------------------------  -------------   -------------   -------------
      ASSETS
Current assets
  Cash                                      $   1,032,746   $     383,313   $     100,804
  Trade accounts receivable                     1,196,264         714,920       1,204,293
  Other receivables                               968,223         542,945            --
  Inventories                                     505,463       1,080,024         843,813
  Prepaid expenses                                651,851         375,472          96,147
                                            -------------   -------------   -------------
   Total current assets                         4,354,547       3,096,674       2,245,057

Property and equipment, net                     1,184,580       1,239,155         706,363
Goodwill                                       12,841,019       1,116,243            --
Deferred financing fees                         1,783,515         471,336            --
Other assets                                        3,284          33,312         132,098
                                            -------------   -------------   -------------
  Total assets                              $  20,166,945   $   5,956,720   $   3,083,518
                                            =============   =============   =============

      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable
                                            $   3,255,648   $   2,254,880   $   2,596,799
  Accrued acquisition obligations               1,646,987         359,000               0
  Promissory Note                                    --         1,550,000               0
  Accrued expenses                              1,268,124         628,662         436,375
  Note Payable Acquisition                        318,400            --              --
  Unearned income                                 537,721            --              --
                                            -------------   -------------   -------------
   Total current liabilities                    7,026,880       4,792,542       3,033,174
                                            -------------   -------------   -------------

Convertible Debentures, net                          --           726,542            --
Promissory Note, net                            5,625,000            --              --
Accrued acquisition obligation                  5,115,192            --              --

SHAREHOLDERS' EQUITY:
  Class A Preferred Stock, $0.001 par
   value,
   10,000,000 shares authorized, 2,000,000
   issued and outstanding                           2,000            --              --
  Common stock, $.001 par value,
   150,000,000 shares authorized
   and 86,029,786 shares issued and
   outstanding as of
   September 30, 2005; 150,000,000
   shares authorized and 68,917,904 shares
   issued and outstanding as of
   December 31, 2004                               86,029          68,917          66,123
  Additional paid in capital                    5,608,063       2,127,421         666,655
  Accumulated deficit                          (3,283,675)     (1,759,130)       (685,160)
                                            -------------   -------------   -------------
  Accumulated other comprehensive income          (12,544)            428           2,726
   Total Shareholders' Equity                   2,399,873         437,636          50,344
                                            -------------   -------------   -------------

   TOTAL LIABILITIES AND SHAREHOLDERS'
    EQUITY                                  $  20,166,945   $   5,956,720   $   3,083,518
                                            =============   =============   =============

                                  RISK FACTORS

We Are Currently Involved In Legal Proceedings With The Minister Of Revenue Of Quebec, Canada, The Outcome Of Which Could Have A Material Adverse Affect On Our Financial Position

      We are currently involved in legal proceedings with the minister of revenue of Quebec, Canada, the outcome of which could have a material adverse affect on our financial position. 3577996 Canada Inc. a company that TelePlus retail Services, Inc. acquired certain assets and assumed certain liabilities from is involved in legal proceedings with the Minister of Revenue of Quebec. The Minister of Revenue of Quebec has proposed a tax assessment of approximately $474,000CDN and penalties of approximately $168,000CDN. The proposed tax assessment is for $322,000CDN for Quebec Sales Tax and $320,000CDN for Goods and Services Tax. It is possible that the outcome of these proceedings could have a material adverse affect on our cash flows or our results of operations.

Two Of Our Customers Provide 52% of Our Revenues Which Could Have A Significant Negative Impact On Business If They Discontinue Business With Us And We Do Not Obtain New Customers

      We have two customers that accounted for approximately 52% of our total revenues and 42% of our trade accounts receivable. Losing any one of these customers could have a material impact on our operations.

Our Inability To Secure Competitive Pricing Arrangements In A Market Dominated By Larger Players With Higher Financial Resources Could Have A Material Adverse Affect On Our Operations

      Profit margins in the wireless and communication industry are low. Our larger competitors, who have more resources, have the ability to reduce their prices significantly lower than current prices. This would further reduce our profit margins. Should such an event occur and management chose not to offer competitive prices, we could lose our market share. If we chose to compete, the reduction in profit margins could have a material adverse effect on our business and operations.

We Have Historically Lost Money And Losses May Continue In The Future, Which May Cause Us To Curtail Operations

      Since 2003, we have not been profitable and have lost money on both a cash and non-cash basis. For the year ended December 31, 2004 we incurred a net loss of $1,073,970 and our accumulated deficit was $1,759,130. Our net loss for the nine months ended September 30, 2005 was $1,524,545 and our accumulated deficit was $3,283,675. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On December 31, 2004 And On September 30, 2005, Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk

      We had a working capital deficit of $1,695,868 for the year ended December 31, 2004 and $2,672,333 for the quarter ended September 30, 2005, which means that our current liabilities exceeded our current assets on December 31, 2004 by $1,695,868 and by $2,672,333 on September 30, 2005. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on December 31, 2004, and on September 30, 2005 were not sufficient to satisfy all of our current liabilities on those dates. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise additional capital or debt to fund the deficit or curtail future operations.

We Have Outstanding Secured Convertible Debentures That Are Secured By All Of Our Assets

      We have $9,250,000 in secured convertible debentures, issued to Cornell Capital Partners that are secured by all of our assets. As a result, if we default under the terms of the secured convertible debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause us to cease operations.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations

      Our success largely depends on the efforts and abilities of key executives, including Marius Silvasan, our Chief Executive Officer, Robert Krebs, our Chief Financial Officer, Kelly McLaren, our Chief Operating Officer and Jeanne Chan, our Vice President of Procurement and Operations The loss of the services of any of the foregoing persons could materially harm our business because of the cost and time necessary to find their successor. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on any of the foregoing persons. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

We Are Subject to Price Volatility Due to Our Operations Materially Fluctuating

      As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

      o     our ability to retain existing clients and customers;

      o     our ability to attract new clients and customers at a steady rate;

      o     our ability to maintain client satisfaction;

      o     the extent to which our products gain market acceptance;

      o     the timing and size of client and customer purchases;

      o     introductions of products and services by competitors;

      o     price competition in the markets in which we compete;

      o     our ability to attract, train, and retain skilled management;

      o the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure; and

      o general economic conditions and economic conditions specific to the wireless and portable communication device industry.


We May Not Be Able To Compete Effectively In Markets Where Our Competitors Have More Resources

      Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than TelePlus. Based on total assets and annual revenues, we are significantly smaller than many of our competitors. Similarly, we compete against significantly larger and better-financed companies in our business. We may not successfully compete in any market in which we conduct business currently or in the future. The fact that we compete with established competitors who have substantially greater financial resources and longer operating histories than us, enables them to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability.

Our Limited Operating History In Our Industry Makes It Difficult To Forecast Our Future Results

      As a result of our limited operating history, our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could force us to curtail or cease our business operations.

If We Do Not Successfully Establish Strong Brand Identity In The Markets We Are Currently Serving, We May Be Unable To Achieve Widespread Acceptance Of Our Products

      We believe that establishing and strengthening our products is critical to achieving widespread acceptance of our future products and to establishing key strategic relationships. The importance of brand recognition will increase as current and potential competitors enter the market with competing products. Our ability to promote and position our brand depends largely on the success of our marketing efforts and our ability to provide high quality products and customer support. These activities are expensive and we may not generate a corresponding increase in customers or revenue to justify these costs. If we fail to establish and maintain our brand, or if our brand value is damaged or diluted, we may be unable to attract new customers and compete effectively.

Future Acquisitions May Disrupt Our Business And Deplete Our Financial Resources

      Any future acquisitions we make could disrupt our business and seriously harm our financial condition. We intend to consider investments in complementary companies, products and technologies. While we have no current agreements to do so, we anticipate buying businesses, products and/or technologies in the future in order to fully implement our business strategy. In the event of any future acquisitions, we may:

      o issue stock that would dilute our current stockholders' percentage ownership;

      o     incur debt;

      o     assume liabilities;

      o incur amortization expenses related to goodwill and other intangible assets; or

      o     incur large and immediate write-offs.

      The use of debt or leverage to finance our future acquisitions should allow us to make acquisitions with an amount of cash in excess of what may be currently available to us. If we use debt to leverage up our assets, we may not be able to meet our debt obligations if our internal projections are incorrect or if there is a market downturn. This may result in a default and the loss in foreclosure proceedings of the acquired business or the possible bankruptcy of our business.

      Our operation of any acquired business will also involve numerous risks, including:

      o integration of the operations of the acquired business and its technologies or products;

      o     unanticipated costs;

      o     diversion of management's attention from our core business;

      o adverse effects on existing business relationships with suppliers and customers;

      o risks associated with entering markets in which we have limited prior experience; and

      o potential loss of key employees, particularly those of the purchased organizations.

If We Are Unable To Respond To The Rapid Changes In Technology And Services Which Characterize Our Industry, Our Business And Financial Condition Could Be Negatively Affected

      Our business is directly impacted by changes in the wireless communications industry. The wireless communication products and services industry is subject to rapid technological change, frequent new product and service introductions and evolving industry standards. Changes in technology could affect the market for our products, accelerate the obsolescence of our inventory and necessitate changes to our product line. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services and products that meet these evolving standards and demand of our customers, and our ability to manage and maximize our product inventory and minimize our inventory of older and obsolete products. We also believe that our future success will depend upon how successfully our wireless carrier service providers and product vendors are able to respond to the rapidly changing technologies and products. New wireless communications technology, including personal communication services and voice communication over the internet may reduce demand for the wireless communication devices and services we currently are able to offer through our wireless carrier service providers. We cannot offer any assurance that we will be able to respond successfully to these or other technological changes, or to new products and services offered by our current and future competitors, and cannot predict whether we will encounter delays or problems in these areas, which could have a material adverse affect on our business, financial condition and results of operations.

We Rely In Large Part On Wireless Telecommunications Carriers With Whom We Have Business Arrangements. Our Success Depends On Our Ability To Meet Our Obligations To Those Carriers And The Abilities Of Our Wireless
Telecommunication Carriers And Vendors

      We depend on a small number of wireless telecommunications carriers and product manufacturers to provide our customers with wireless services and communication devices. Currently, approximately 90% of our wireless products and services accounts are reliant upon arrangements with Telus Mobility, Fido Solutions, Sprint & Bell Canada. Failure to maintain continuous relationships with these and other wireless communications carriers and product manufacturers would materially and adversely affect our business, including possibly requiring us to significantly curtail or cease our operations. Additionally, wireless telecommunications carriers may sometimes experience equipment failures and service interruptions, which could, if frequent, adversely affect customer confidence, our business operations and our reputation.

Our Chief Executive Officer Owns A Substantial Portion Of Our Common Stock And Therefore Controls The Outcome Of A Vote On Our Corporate Action

      Our Chief Executive Officer, Marius Silvasan, beneficially owns 43,050,000 shares of our common stock, which is approximately 44.46% of our outstanding common stock. In addition, Mr. Silvasan owns two million shares of preferred stock that allow him to vote a block of 20 million shares on any matter that requires a vote of TelePlus' shareholders. Other members of management and founders own in the aggregate approximately 0.4% shares of our outstanding common stock. As a result of such shareholdings, Mr. Silvasan together with the other members of management and founders currently have control and the right to vote approximately 44.46% of our outstanding common stock that was outstanding prior to this offering. Mr. Silvasan, individually and jointly with the other members of our management will be able to determine the outcome of any matters submitted to our stockholders for approval, including the composition of our Board of Directors. Consequently, the investors will have limited or no say in the management of TelePlus, and our CEO and majority stockholder Mr. Silvasan will be in the position to continue to control TelePlus. Such close control may present a risk to investors because the entire operation is dependant on a very few people who could lose their ability to make effective operating decisions, or lose interest in pursuing the operation of TelePlus. Such concentration of ownership also may have the effect of preventing a change in control. In addition, the interests of management may not always be identical to the interests of the non-management stockholders.


                         Risks Related To This Offering

Future Sales By Our Stockholders May Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 86,403,786 shares of common stock outstanding as of February 13, 2006, 46,506,580 shares are, or will be, freely tradable without restriction, unless held by our "affiliates". The remaining 39,897,206 shares of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued, or will issue, secured debentures convertible into shares of common stock at a floating discount rate.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

      The selling stockholders intend to sell in the public market 269,227,027 shares of common stock being registered in this offering. That means that up to 269,227,027 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline.

The Sale Of Our Stock Under The Secured Convertible Debenture Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

      In many circumstances the provision of financing based on floating-rate convertible debentures and has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock. Such an event could place further downward pressure on the price of common stock. Even if we use the proceeds from the issuance of the convertible debentures to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market of our stock, the price will likely decline.


Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Penny stocks are stock:

      o     with a price of less than $5.00 per share;

      o     that are not traded on a "recognized" national exchange;

      o whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stock must still have a price of not less than $5.00 per share); or

      o stock in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

      Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.


Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock

      Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact shareholders' ability to sell shares of our common stock.


The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to TelePlus. A description of each selling shareholder's relationship to TelePlus and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.



                                                           Percentage
                             Percentage                     of
                                  of         Shares        Outstanding
                             Outstanding      to be        Shares to Be                 Percentage
                 Shares        Shares       Acquired       Acquired                      of Shares
               Beneficially  Beneficially   under the      under           Shares to   Beneficially
                 Owned         Owned        Securities     the Equity       be Sold       Owned
  Selling        Before        Before       Purchase       Distribution     in the        After
Stockholder     Offering     Offering (1)   Agreement      Agreement       Offering     Offering(1)
-------------  ------------  ------------  -------------   ------------   -----------  ------------
             Shares Acquired in Financing Transactions with TelePlus

Cornell
  Capital
  Partners,

  L.P.            4,611,448         4.99%  268,000,000(2)          74.3%  269,250,000             0%
Newbridge
  Securities
  Corporation        27,027        0.027%             --             --%       27,027             0%
Total             4,538,475         5.02%    268,000,000           74.3%  269,227,027             0%

---------------

(1) Applicable percentage of ownership is based on 86,403,786 shares of common stock outstanding, plus 6,010,000 exercisable option shares, for a total of 92,413,786 shares of common stock outstanding as of February 13, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 13, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Includes 235,000,000 shares underlying secured convertible debentures that may be converted by Cornell Capital Partners and 33,000,000 shares underlying warrants issued to Cornell Capital Partners in connection with the Securities Purchase Agreement.

      The following information contains a description of each selling shareholder's relationship to TelePlus and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with TelePlus, except as follows:


Shares Acquired In Financing Transactions With TelePlus

      Cornell Capital Partners. Cornell Capital Partners is a holder of secured convertible debentures. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with TelePlus. Those transactions are explained below:

      On December 13, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and restate the secured convertible debentures we previously issued to Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners agreed to issue to us secured convertible debentures in the principal amount of $9,000,000. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $5,625,000 which was funded on July 15, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners provided us an additional $3,375,000 in secured convertible debentures on December 13, 2005. The $5,625,000 in secured convertible debentures and the additional $3,375,000 in secured convertible debentures were consolidated into new secured convertible debentures along with the accrued and unpaid interest. The secured convertible debentures have a 36-month term and accrue annual interest of 10%. The secured convertible debentures may be redeemed by us at any time, in whole or in part. We will pay a redemption premium of 10% of the amount redeemed in addition to the principal amount being redeemed plus interest. The secured convertible debentures are convertible at the holder's option at a conversion price equal to the lesser of (i) an amount equal to $0.275 or (ii) an amount equal to 95% of the lowest volume weighted average price of our common stock for the 30 trading days immediately proceeding the conversion date. The debenture is secured by substantially all our assets.

      The secured convertible debentures held by Cornell Capital Partners provide that in no event shall Cornell Capital Partners be allowed to convert the secured convertible debentures for a number of shares which, upon giving effect to such conversion would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its Affiliates to exceed 4.99% of our total outstanding stock following such conversion.

      There are certain risks related to sales by Cornell Capital Partners, including:

      o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater likelihood that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

      o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

      o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.


Other Selling Stockholders

      Newbridge Securities Corporation. On July 15, 2005, we entered into a Placement Agent Agreement Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, we paid Newbridge Securities Corporation a one-time placement agent fee of 27,027 restricted shares of common stock equal to approximately $10,000 based on our stock price on the date of issuance.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding TelePlus so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we did receive proceeds from the sale of secured convertible debentures to Cornell Capital Partners under the Securities Purchase Agreement.

      On December 13, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and restate the secured convertible debentures we previously issued to Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners agreed to issue to us secured convertible debentures in the principal amount of $9,000,000. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $5,625,000 which was funded on July 15, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners provided us an additional $3,375,000 in secured convertible debentures on December 13, 2005. The $5,625,000 in secured convertible debentures and the additional $3,375,000 in secured convertible debentures were consolidated into new secured convertible debentures along with the accrued and unpaid interest. The secured convertible debentures have a 36-month term and accrue annual interest of 10%. The secured convertible debentures may be redeemed by us at any time, in whole or in part. We will pay a redemption premium of 10% of the amount redeemed in addition to the principle amount being redeemed plus interest. The secured convertible debentures are convertible at the holder's option at a conversion price equal to the lesser of (i) an amount equal to $0.275 or (ii) an amount equal to 95% of the lowest volume weighted average price of our common stock for the 30 trading days immediately proceeding the conversion date. The debenture is secured by substantially all our assets.

      For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds we received from the issuance of secured convertible debentures to Cornell Capital Partners. The table assumes estimated offering expenses of $85,000.

Gross proceeds                                                        $9,000,000

Net proceeds                                                          $7,128,888

No. of shares issued under the secured convertible
debentures                                                           235,000,000

USE OF PROCEEDS:                                                          AMOUNT
General corporate working capital                                     $1,128,888
Acquisition                                                           $6,000,000
                                                                     -----------
Total                                                                  7,128,888
                                                                     ===========

                                    DILUTION

      The net tangible book value of TelePlus as of September 30, 2005 was a deficit of $10,441,146 or $(0.1213) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of TelePlus (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to TelePlus, our net tangible book value will be unaffected by this offering.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $10,775.44, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $6,724.56. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We did, however, receive proceeds from the sale of common stock under the Securities Purchase Agreement.

      Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied them.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


Overview

      TelePlus was originally incorporated in Nevada as Terlingua Industries, Ltd. on April 16, 1999. Our business plan was to engage in online marketing and distribution of organic herbal supplements in an international market. On January 27, 2000, we changed our name to HerbalOrganics.com, Inc. ("HerbalOrganics"). Prior to the transactions discussed below, we had not generated any revenues from operations and was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7, whose operations principally involved research and development, market analysis, securing and establishing a new business, and other business planning activities.

      TelePlus Enterprises, Inc. is a provider of wireless and telecom products and services across North America. TelePlus Connect, Corp. - is a reseller of a variety of telecom services including landline, long distance and internet services. TelePlus Wireless, Corp. -under the brand name "Liberty Wireless" - operates a virtual wireless network selling cellular network access to distributors in the United States. www.telepluswireless.com, www.libertywireless.com and www.vivaliberty.com are among some of the websites operated by TelePlus.

      TelePlus' services are primarily but not exclusively catered to the "Unbanked" segment of the market, "Unbanked" customers are those customers not being able to access the carriers offers as these they don't qualify the carriers' credit policies. Nonetheless, we believe that the "unbanked" segment is a growing segment in the wireless and telecom industry. This segment is currently poorly serviced by the incumbents creating an opportunity for TelePlus to take a substantial share of the market.

Acquisition of Assets of Star Number, Inc.

      On December 29, 2005, TelePlus Wireless, Corp., a wholly-owned subsidiary of TelePlus Enterprises, Inc. purchased from Star Number, Inc., a wholly-owned subsidiary of InPhonic, Inc., certain assets related to its Liberty Wireless business including customer lists, the "Liberty Wireless" brand and Star Number's rights under certain agreements, the whole effective as of December 31, 2005. Neither TelePlus nor its affiliates, directors, or officers or associates of TelePlus' directors or officers had a relationship with InPhonic or Star Number prior to the purchase. The aggregate purchase price for the assets was $1,900,000. As part of the purchased assets TelePlus acquired the trademarks "Liberty Wireless", Liberty Wireless for All" as well as a pending trade application for "Viva Liberty".

      TelePlus Retail Services, Inc., decided, after more than 12 months of efforts to downsize and consolidate its retail operations conducted by its wholly-owned subsidiary TelePlus Retail Services, Inc., to divest itself of its retail operation and, on January 13, 2006, caused TelePlus Retail to file in Canada a Notice of Intention to make a Proposal under the Bankruptcy and Insolvency Act. Under Canadian Law, TelePlus Retail had until February 12, 2006, to make a proposal to creditors but we elected not to do so. As a result, TelePlus Retail is deemed to have made an assignment of its assets to its creditors under the bankruptcy act and had ceased operation effective as of February 12, 2006.




Critical Accounting Policies

      Our discussion and analysis of our financial condition and results of operations is based upon our audited financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to uncollectible receivable, investment values, income taxes, the recapitalization and contingencies. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

Intangibles, Goodwill and Other Assets

      Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). The majority of our long-lived assets are located in Canada. TelePlus performs reviews for the impairment of long-lived assets when ever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.


Revenue Recognition

      TelePlus' revenue is generated primarily from the sale of wireless, telephony products and accessories to end users. TelePlus recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

      TelePlus recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, TelePlus provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

      TelePlus' suppliers generally warrant the products distributed by TelePlus and allow returns of defective products, including those that have been returned to TelePlus by its customers. TelePlus does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

      TelePlus also recognizes revenue through the resale of residential and commercial telephone lines and wireless services. The resale of long - distance revenues are recorded at the time of customer usage based upon minutes of use. Basic monthly charges for business and residential customers are billed in advance and revenue is recognized when the customer receives the service.


Income Taxes

      Inventories consist of wireless and telephony products and related accessories and are stated at the lower of cost, determined by average cost method, or market.


Results Of Operations For The Three Months Ended September 30, 2005 Compared To The Three Months Ended September 30, 2004.


      Revenues

      Sales revenues for the quarter ended September 30, 2005 reached $6,805,832 as compared to $3,339,948 for the quarter ended September 30, 2004. This represents a 104% increase over the previous year. The increase in sales was due mainly to the revenues captured from companies recently acquired and same store retail sales versus the previous year.


      Cost of Revenues

      Cost of revenues for the quarter ended September 30, 2005 increased to $4,791,798 as compared to $2,346,772 for the quarter ended September 30, 2004. This represents a 104% increase over the previous year. The increase in cost of revenues was due to the proportionate increase in overall sales.


      Gross Profit

      Gross profit as a percentage of sales ("gross profit margin") for the quarter ended September 30, 2005 was 30% as compared to 30% for the quarter ended September 30, 2004. The Company incurred an increase in gross margin from the new acquisitions which was offset by lower gross margins in the retail division thereby resulting in the same gross margin percentage of 30% from the quarter ended September 30, 2005 and September 30, 2004.

      General and Administrative Expense

      General and administrative expense for the quarter ended September 30, 2005 increased to $1,930,157 as compared to $1,158,610 for the quarter ended September 30, 2004. The increase in our general and administrative expense was due mainly to the recently completed acquisitions.

Net Loss

      We had a net loss of $198,695 for the quarter ended September 30, 2005, as compared to a net loss of $222,986 for the quarter ended September 30, 2004. The decrease in net loss is due mainly to the increase in operating income from the newly acquired companies offset by an increase in our depreciation, interest, and amortization expense of intangible assets. The total increase in these expenses was $225,020 reaching $282,572 for the quarter ended September 30, 2005 as compared to $57,552 for the quarter ended September 30, 2004.


Results Of Operations For The Nine Months Ended September 30, 2005 Compared To The Nine Months Ended September 30, 2004.


      Revenues

      Sales revenues for the nine months ended September 30, 2005 reached $13,224,631 as compared to $8,184,034 for the nine months ended September 30, 2004. This represents a 62% increase over the previous year. The increase in sales was due mainly to the revenues captured from companies recently acquired and same store retail sales versus the previous year.


      Cost of Revenues

      Cost of revenues for the nine months ended September 30, 2005 reached $9,236,964 as compared to $6,011,000 for the nine months ended September 30, 2004. This represents a 54% increase over the previous year. The increase in cost of revenues was due to the proportionate increase in overall sales.


      Gross Profit

      Gross profit as a percentage of sales ("gross profit margin") for the nine months ended September 30, 2005 was 30% as compared to 27% for the nine months ended September 30, 2004. The increase in gross profit margin is mainly due to increased gross margin from the companies acquired during the year.


      General and Administrative Expense

      General and administrative expense for the nine months ended September 30, 2005 reached $4,811,239 as compared to $2,857,577 for the nine months ended September 30, 2004. The increase in our general and administrative expense was due mainly to the recently completed acquisitions and financing costs.

Net Loss

      We had a net loss of $1,524,545 for the nine months ended September 30, 2005, as compared to a net loss of $836,472 for the nine months ended September 30, 2004. The increase in net loss is due mainly to the non recurring costs associated with (a) an inventory write-down, (b) additional financing and acquisition costs, (c) costs associated with the consolidation of the retail division, and (e) increase in our depreciation and amortization expense of intangible assets. The total increase in these expenses was $549,024 reaching $700,973 for the nine months ended September 30, 2005 as compared to $151,949 for the nine months ended September 30, 2004.

      As of September 30, 2005, we had an accumulated deficit of $3,283,675.

Fiscal Year Ended December 31, 2004 Compared To Fiscal Year Ended December 31, 2003


      Revenues

      Sales revenues for the fiscal year ended December 31, 2004 increased by $4,528,526 (or 59%) to $12,180,501 as compared to $7,651,975 for the fiscal year ended December 31, 2003. The increase in sales revenues was primarily due to acquisition of new stores and opening of our new retail outlets.


      Cost of Revenues

      Cost of revenues for the year ended December 31, 2004 increased by $3,305,435 (or 59%) to $8,882,478 as compared to $5,577,043 for the fiscal year ended December 31, 2003. We maintained the same cost of revenues 73% for the fiscal year ended December 31, 2004 as compared to the fiscal year ended December 31, 2003.


      Gross Profit

      Gross profit as a percentage of sales or gross profit margin was unchanged at 27% for the fiscal year ended December 31, 2004 as compared to the fiscal year ended December 31, 2003. Our gross margin for the year ended December 31, 2004 was $3,298,023 compared to our gross margin for the previous year ended of $2,074,932.


      General and Administrative Expense

      General and administrative expense for the fiscal year ended December 31, 2004 increased by $1,323,155 (or 50%) to $3,975,318 as compared to $2,652,163 for the fiscal year December 31, 2003. The increase in general and administrative expense was due to higher store operating costs associated with the increase in the number of stores, increase in head office costs to support our expansion through the end of 2004, and increased costs associated with acquisitions and costs incurred in obtaining additional financing.

      We increased our advertising expense for the fiscal year ended December 31, 2004 by $14,000 (or 52%) to $41,000 as compared to $27,000 for the fiscal year ended December 31, 2003. The increase in advertising expense was due to increased number of stores for the fiscal year ended December 31, 2004.

      Interest expense increased to $71,904 for the fiscal year ended December 31, 2004 from $3,706 for the fiscal year ended December 31, 2003 The increase was due mainly to the accrual of interest on the convertible debt and promissory note as part of the capital we raised during the fiscal year ended December 31, 2004.

Net Loss

      We had a net loss of $1,073,970 for the fiscal year ended December 31, 2004, as compared to net loss of $715,787 for the fiscal year ended December 31, 2003. The increase in net loss was due primarily to an increase in our depreciation and amortization expense of intangible assets, interest expenses and one time non recurring expenses. The total increase in these expenses was $363,480.


Liquidity And Capital Resources

      As of September 30, 2005, total current assets were $4,354,547 which consisted of $1,032,746 of cash, $2,164,487 of accounts receivable, net of an allowance for doubtful accounts, $505,463 of inventories, and $651,851 of prepaid expenses.

      As of September 30, 2005, total current liabilities were $7,026,880 which consisted of $3,255,648 of accounts payable, $1,268,124 of accrued expenses and $1,646,987 of accrued acquisition obligations, $318,400 of a note payable on acquisitions and $537,721 of unearned revenue.

      We had negative net working capital at September 30, 2005 of $2,672,333. The ratio of current assets to current liabilities was 62%.

      We had a net increase in cash of $649,433 for the nine months period ended September 30, 2005 as compared to a net increase in cash of $212,369 for the nine months ended September 30, 2004. The net cash increase consisted of a net increase in cash of $810,843 from acquisitions offset by a net decrease of $161,410 from the Company's business activities. Cash flows from financing activities and operations represented our principal source of cash for the nine months ended September 30, 2005. Cash flows from financing activities during the nine months period ended September 30, 2005 were $4,817,555 which came from promissory notes. During the nine months ended September 30, 2004, the Company received proceeds of $ 1,260,387 from the issuance of common stock and convertible debentures.

      During the nine months period ended September 30, 2005, we had $294,570 cash provided from operating activities as compared to the nine months period ended September 30, 2004, where we had $710,061 cash used in operating activities. The cash provided from operating activities for the nine months period ended September 30, 2005 was due to accounts receivables that decreased by $416,178, inventories that decreased by $574,561, other assets that decreased by $30,028, accounts payable that increased by $136,187, notes payable on acquisitions that increased by $318,400, and unearned revenue that increased by $138,491, which were offset by prepaid expenses that increased by $218,067 and accrued expenses that decreased by $48,258. The cash used by operating activities for the nine months period ended September 30, 2004 was due to accounts receivable that decreased by $570,373, inventories that decreased by $180,326, which were offset by prepaid expenses that increased by $64,545, other assets that increased by 110,341, accounts payable that decreased by $500,130 and accrued expenses that decreased by 101,222.

      Capital expenditures were $125,376 for the nine months period ended September 30, 2005 as compared to $185,194 for the nine months period ended September 30, 2004.

      Cash used for acquisition of businesses totaled $5,135,187 for the nine months ended September 30, 2005 as compared to $ 125,185 for the nine months period ended September 30, 2004.

      On December 13, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and restate the secured convertible debentures we previously issued to Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners agreed to issue to us secured convertible debentures in the principal amount of $9,000,000. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $5,625,000 which was funded on July 15, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners provided us an additional $3,375,000 in secured convertible debentures on December 13, 2005. The $5,625,000 in secured convertible debentures and the additional $3,375,000 in secured convertible debentures were consolidated into new secured convertible debentures along with the accrued and unpaid interest. The secured convertible debentures have a 36-month term and accrue annual interest of 10%. The secured convertible debentures may be redeemed by us at any time, in whole or in part. We will pay a redemption premium of 10% of the amount redeemed in addition to the principle amount being redeemed plus interest. The secured convertible debentures are convertible at the holder's option at a conversion price equal to the lesser of (i) an amount equal to $0.275 or (ii) an amount equal to 95% of the lowest volume weighted average price of our common stock for the 30 trading days immediately proceeding the conversion date. The debenture is secured by substantially all our assets.

      In July, 2005, TelePlus Connect Corp., our subsidiary, purchased 100% of the issued and outstanding shares of Telizon, Inc., an Ontario company. At the time of the transaction, Telizon had total assets of $2,536,783 CDN (comprised of $756,932 cash, $1,514,787 accounts receivable, $50,574 prepaid, $31,909 income taxes recoverable, $38,400 future income taxes, $144,180 of fixed and other assets) and total liabilities of $2,030,557 (comprised of $1,600,147 accounts payable and accrued charges, $430,410 unearned revenue). Immediately following closing Telizon was rolled into TelePlus Connect.

      In July, 2005, simultaneously to the Telizon acquisition TelePlus Connect purchased 100% of the issued and outstanding shares of 1500536 Ontario, Inc., also known as One Bill, an Ontario company. One Bill is the Operating Support System of Telizon. In addition to being the operating platform for Telizon, One Bill previously was used to support the local resell business of AT&T Canada. One Bill is fully integrated and allows for full financial and billing control, carrier billing reconciliation, customer care and provisioning. TelePlus intends to consolidate all of its Telecom back office operations on One Bill. At the time of the acquisition One Bill didn't have any assets or liabilities.

      As of July 25, 2005, we still had outstanding $250,000 under a promissory note with Cornell Capital. Such note in the original amount of $500,000 was issued to us on the 31st of May 2005 with full payment to occur within 113 calendar days from the date of issuance of the note and baring an interest rate of 12%. The note is currently being repaid through weekly repayments of $50,000 As of January 19th 2006 this note was fully repaid.

      As of December 31, 2004, total current assets were $3,096,674 which consisted of $383,313 of cash, $1,257,865 of accounts receivable, $1,080,024 of inventories, and $375,472 of prepaid expenses.

      As of December 31, 2004, total current liabilities were $4,792,542 which consisted of $2,254,880 of accounts payable expenses, $628,662 of accrued expenses, $359,000 of stock obligations expenses, and $1,550,000 of a promissory note.

      We had negative net working capital at December 31, 2004 of $(1,695,868). The ratio of current assets to current liabilities was 0.66.

      We had a net increase in cash of $282,509 for the fiscal year ended December 31, 2004 as compared to a net increase in cash of $24,667 for the fiscal year ended December 31, 2003. Cash flows from financing activities represented our principal source of cash for the fiscal period ended December 31, 2004 and ended December 31, 2003. Cash flows from financing activities during the fiscal period ended December 31, 2004 were $2,431,019, consisting of proceeds in the amount of $160,658 from the issuance of common stock, $1,577,973 from the issuance of a promissory note, and $692,388 from the issuance of convertible debentures. During the fiscal year ended December 31, 2003, the Company made $12,789 of payments on loans payable to shareholder and received $675,838 from the issuance of common stock.

      During the fiscal period ended December 31, 2004, we had $1,316,192 cash used in operating activities as compared to the fiscal period ended December 31, 2003, where we had $136,205 cash used in operating activities. The cash used in operating activities for the fiscal year ended December 31, 2004 was due to accounts receivable that increased to $53,572, inventories that increased to $61,165, prepaid expenses that increased to $279,325, accounts payable that decreased to $341,918 which were offset by other assets that decreased to $98,786 and accrued liabilities that increased to $70,200. The cash used in operating activities for the fiscal year ended December 31, 2003 was due to accounts receivable that increased to $1,021,362, inventories that increased to $226,293, prepaid expenses that increased to $67,893, other assets that increased to $74,939, and income taxes payable that decreased to $25,898 which were offset by accounts payable that increased to $1,515,116, and accrued expenses that increased to $346,411.

      Capital expenditures were $659,180 for the fiscal period ended December 31, 2004 as compared to $505,809 for the fiscal year ended December 31, 2003. We used $ 170,839 to acquire other companies in 2004. The expenditures represent negative cash flows from investing activities.


Recent Accounting Pronouncements

      In December 2004, the Financial Accounting Standard Boards or the FASB issued Statements No. 123 (R), Share - Based Payments which will require compensation costs related to share based payment transactions to be recognized in the financial statements. As permitted by the predecessor Statement No. 123, we do not recognize compensation expense with respect to stock options we have issued because the option price was no greater than the market price at the time the option was issued. Statement 123(R) will be effective for us in our fiscal quarter beginning January 1, 2006. We have not completed an evaluation of the impact of adopting Statements 123 (R).

      In November 2004, the FASB ratified the Emerging Issues Task Force consensus on Issue 03 -13, "Applying the Conditions in Paragraph 42 of FASB STATEMENT NO 144, "Accounting for the impairment or Disposal of Long - Lived ASSETS," in Determining Whether to Report Discontinued Operations, which is effective for us at the beginning of fiscal 2005. The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.

      In November 2004, the FASB issued Statement No. 151 Inventory costs, an amendment of ARB No. 43, Chapter 4 , to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges , and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities. Statement No. 151 will be effective for our fiscal year beginning January 1, 2006, and its adoption will not have a material impact on our financial position or results of operations.

      In May 2005, the FASB issued SFAS No. 154 "Accounting Changes and Error Corrections" which supersedes APB Opinion No. 20, "Accounting Changes" and SFAS No 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS No. 154 changes the requirements for accounting for and reporting of changes in accounting principle. The statement requires the retroactive application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period specific effects or the cumulative effects of the change. SFAS No. 154 does not change the guidance for reporting the correction of an error in previously issued financial Statements or the change in accounting estimate .SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The company does not believe SFAS No. 154 will have a significant impact on its consolidated financial position or results of operations.

Commitments For Operating Leases

      TelePlus has several non-cancelable operating leases, primarily for office space and storage that expire through December 31, 2009. These leases require TelePlus to pay all operating costs such as maintenance and insurance. Rental expense for the operating leases for the years ended December 31, 2004 and 2003 was $1,018,007 and $657,132, respectively.

      Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2004 are:

                      December 31,                  Amount
                         2005                    $    830,287
                         2006                         604,031
                         2007                         364,075
                         2008                         196,962
                         2009                         123,177
                                                      -------
                                                 $  2,118,542

                             DESCRIPTION OF BUSINESS


Overview

      TelePlus Enterprises was originally incorporated in Nevada as Terlingua Industries, Ltd. on April 16, 1999. Our business plan was to engage in online marketing and distribution of organic herbal supplements in an international market. On January 27, 2000, we changed our name to HerbalOrganics.com, Inc. Prior to the acquisition, discussed below, we had not generated any revenues from operations and was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7, whose operations principally involved research and development, market analysis, securing and establishing a new business, and other business planning activities.

      In September 2003, we formed a wholly-owned foreign subsidiary, TelePlus Retail Services, Inc., a Canadian corporation formed under the laws of the province of Quebec. In October 2003, TelePlus Retail Services, Inc. acquired a significant amount of assets from, and assumed certain liabilities of, 3577996 Canada, Inc., a Canadian Business Corporation, also known as 3577996, relating to 3577996's "TelePlus Consumer Services" business. Also in October 2003, Visioneer Holdings Group Inc. acquired control of TelePlus. 3577996 and Visioneer Holdings Group Inc., also known as Visioneer, are controlled by the same shareholders. Marius Silvasan, our Chief Executive Officer and sole Director, controls Visioneer and 3577996. Mr. Silvasan indirectly controls TelePlus through Visioneer.

      On December 29, 2005, TelePlus Wireless, Corp., a wholly-owned subsidiary of TelePlus Enterprises, Inc. purchased from Star Number, Inc., a wholly-owned subsidiary of InPhonic, Inc., certain assets related to its Liberty Wireless business including customer lists, the "Liberty Wireless" brand and Star Number's rights under certain agreements, the whole effective as of December 31, 2005. Neither TelePlus nor its affiliates, directors, or officers or associates of TelePlus' directors or officers had a relationship with InPhonic or Star Number prior to the purchase. The aggregate purchase price for the assets was $1,900,000. As part of the purchased assets TelePlus acquired the trademarks "Liberty Wireless", Liberty Wireless for All" as well as a pending trade application for "Viva Liberty".

      TelePlus Retail Services, Inc., decided, after more than 12 months of efforts to downsize and consolidate its retail operations conducted by its wholly-owned subsidiary TelePlus Retail Services, Inc., to divest itself of its retail operation and, on January 13, 2006, caused TelePlus Retail to file in Canada a Notice of Intention to make a Proposal under the Bankruptcy and Insolvency Act. Under Canadian Law, TelePlus Retail had until February 12, 2006, to make a proposal to creditors but we elected not to do so. As a result, TelePlus Retail is deemed to have made an assignment of its assets to its creditors under the bankruptcy act and had ceased operation effective as of February 12, 2006.

      We are a provider of wireless and telecom products and services across North America. This is done through two wholly owned subsidiaries. TelePlus Connect, Corp. - is a reseller of a variety of Telecom services including landline, long distance and internet services. TelePlus Wireless, Corp. -under the brand name "Liberty Wireless" - operates a virtual wireless network selling cellular network access to distributors in the United States. www.telepluswireless.com, www.libertywireless.com and www.vivaliberty.com are among some of the websites operated by TelePlus.

      TelePlus' services are primarily but not exclusively catered to the "Unbanked" segment of the market, "Unbanked" customers are those customers not being able to access the carriers offers as these they don't qualify the carriers' credit policies. Nonetheless the "unbanked" segment is the fastest growing segment in the wireless and telecom industry. We believe this segment is currently poorly serviced by the incumbents creating an opportunity for TelePlus to take a substantial share of the market.


Business Of The Issuer

      We are a provider of Wireless and Telecom products and services across North America. TelePlus Connect, Corp. - is a reseller of a variety of Telecom services including landline, long distance and internet services. TelePlus Wireless, Corp. -under the brand name "Liberty Wireless" - operates a virtual wireless network selling cellular network access to distributors in the United States. www.telepluswireless.com, www.libertywireless.com and www.vivaliberty.com are among some of the websites operated by TelePlus.

Growth In Canada

      Through our wholly owned subsidiary TelePlus Connect, Corp. we offer landline and long distance prepaid services to selected individuals in Canada who cannot obtain basic telecom services from traditional telecom carriers. To facilitate the rollout of our service we acquired 100% of the shares of (a) Keda Consulting Corp. and Freedom Phones Lines April 1st, (b) Avenue Reconnect, Inc June 1st and (c) Telizon Inc. in July 2005

      o Keda Consulting Corp. provides a broad range of management consulting services to the North American telecommunications industry, specializing in business development, sales/marketing, and operations. Following closing of the acquisition Keda, has changed its name to TelePlus Connect Corp. and Keda's management have taken over the operations of TelePlus' prepaid landline and long distance telephone service operations. We expected to benefit from Keda's and Freedom's management teams which we believe have much experience in the telecommunications industry. We believe a seasoned and experienced management team, familiar with all aspects of the rapidly growing and changing telecommunications business, is a key strategic asset.

      o Freedom Phone Lines, headquartered in Ontario, Canada, is a Bell Canada reseller of landline and long distance services, which services over 3,300 customers in the Ontario area and generates yearly revenues of $2.5 million and EBITDA of $0.300 million.

      o Avenue Reconnect, Inc., headquartered in Windsor, Canada, is a reseller of landline, long distance and internet prepaid services to over 2,000 residential users primarily in Ontario, area and generates yearly revenues of $1.1 million and EBITDA of $0.200 million.

      o Telizon Inc, headquartered in Ontario, Canada, is a reseller of landline and long distance services as well as internet service provider. Telizon currently services over 18,000 commercial and residential lines in the Ontario area. Telizon has annual revenues of $12.0 million and EBITDA of $1.6 million.


Growth In The United States

      Through our wholly owned subsidiary TelePlus Wireless, Corp. we offer wireless prepaid services to selected individuals in the U.S. who do not qualify the carriers credit policies. To facilitate the rollout of our service we acquired on December 29, 2005, from Star Number, Inc., a wholly-owned subsidiary of InPhonic, Inc., certain assets related to its Liberty Wireless business including customer lists, the "Liberty Wireless" brand and Star Number's rights under certain agreements, which was effective as of December 31, 2005. The aggregate purchase price for the assets was $1,900,000. As part of the purchased assets TelePlus acquired the trademarks "Liberty Wireless", Liberty Wireless for All" as well as a pending trade application for "Viva Liberty".

      Offering private label wireless services is commonly referred to as creating a MVNO. We believe this market was developed first in Europe, where more than 20 MVNO's can be found. Virgin Mobile of England and Wireless Maingate of Sweden were among the first group of MVNO's launched in Europe.

      Simultaneous to the acquisition of certain assets of Liberty Wireless, we have signed an MVNE (also known as a Mobile Virtual Network Enabler) Services Agreement with Mobile Technology Services, LLC, a wholly owned subsidiary of InPhonic, to support on-going back office logistics. Under the MVNE Services Agreement, InPhonic will continue to deliver the systems platform for procurement, activation, billing, and customer care, as well as self-service platforms based on web and state-of the-art speech recognition technology.


Principal Products And Services

      TelePlus is a provider of wireless and telecommunications services in Canada and the U.S. Our products include prepaid and postpaid wireless, landline, long distance and internet services. To our wireless users we also provide a full range of handsets and related accessories.


Distribution

      We distribute our products through our websites, third party websites, select distributors in U.S. and Canada and through a variety of direct marketing initiatives.

Competitive Overview

      Wireless Sector

      The wireless industry is a growing industry of the Telecommunications Sector.

      As time passes, wireless phones are becoming more and more commonplace. According to EMC, a leading researcher and publisher of intelligence about wireless markets, there are now more than 1 billion wireless phone subscribers worldwide and 50% of all calls in the world will soon be wireless. IDC estimates that total sales of worldwide mobile phones increased 20% in 2004 to 658 million units. Some key trends that investors should be aware of and that we believe are important in evaluating the industry's potential growth include the following:

      o The costs of acquiring and maintaining a wireless plan has dropped over the years as a result of pricing pressures, promotional events by carriers, and increased customer churn (customer churn is defined as the number of clients who cancel their contracts with the carrier prior to the end of the term);

      o The wireless telecommunications industry is experiencing (and will continue to experience) significant technological change, which has led wireless carriers to upgrade their wireless networks capabilities and rollout new products and service offerings, such as photos, music, and wireless Internet (Wi-Fi)

      o Wireless phones manufactures, such as Samsung , LG, and Pantech, are now marketing next generation phones with advanced features;

      o The image of wireless devices has changed from a luxury gadget to a business and entertainment tool. Moreover, the Yankee Group has started that Americans are now looking at wireless services as a utility rather than a novelty;

      o Wireless numbers portability, which recently took effect, provides customers with more flexibility when choosing a carrier and increases the rate of new activations; and according to J.D. Power, consumers are increasingly more satisfied with their wireless service, call quality, and cost.


North American Industry Overview

      American Wireless Industry

      The growing nature of the American wireless industry is illustrated by the following statistics:

      In a January 2005 Business Week article, Gartner estimated that 2005 wireless revenues will grow 11% to $122.5 billion;

      Euromonitor, in a July 2003 report, estimated that in 2003 the retail post-paid wireless industry totaled $3.8 billion, and is expected to reach $5.1 billion by 2007. Atlantic-ACM estimated in February 2003, that the pre-paid retail wireless industry will grow from $4.4 billion in 2003 to $9.5 billion in 2007;

      The Yankee Group stated in an August 2004 report that 50% of 13 to 17 year olds have a wireless phone, a sizable increase from a 2003 survey in which 33% of teens were reported to have a wireless phone.

      According to First Global Research, the domestic wireless market is adding 4 to 5 million net new subscribers each quarter.


      Canadian Wireless Industry

      According to industry data, by the end of 2005, more than half of all Canadians will be mobile phone customers, Canadians currently use more than 12 million wireless phones on a daily basis, According to the Canadian Radio-television and Telecommunications Commission, the wireless industry is a key driver of the Canadian Telecommunications sector, consistently posting double digit sales gains; recently increasing 13% to over $8 billion, The Canadian Wireless Telecommunications Association estimates that in 2004 there were over 13.6 million wireless subscribers, including 10.4 million postpaid and
3.2 million prepaid,

      MVNO Market Overview

      Mobile Virtual Network Operators (or MVNOs), which buy mobile services from established wireless operators and resell the service under their own brand names, were first developed in Europe, where there are currently over 20 MVNOs, including Tele2 and Mobilcom of Germany, virgin mobile from the UK and wireless maingate from Sweden. The last two companies are believed to be two of the early pioneers in this space. Others companies that have or are developing MVNO offerings in North America include AT&T (NYSE: T), Boost, ESPN, Tracfone, Qwest (NYSE: Q), and TelePlus.

      The primary advantage of operating as an MVNO is that such an operation requires much less capital and overhead than the operations of a traditional wireless carrier. An MVNO simply utilizes existing networks from established carriers. However, substantial amounts of monies may be needed to build brand recognition and pay for access to a carrier's network.

      A secondary advantage to retail oriented companies, such TelePlus, is that an MVNO offering may provide opportunity to expand its overall margins as it picks up incremental revenues at higher margins.


Dependence On One Or A Few Customers

      As of September 30, 2005, we have 2 customers that accounted for approximately 52% of our total revenues and 42% of our trade accounts receivable. Losing any one of these customers could have a material impact on our operations.


Intellectual Property

      TelePlus holds the following trademarks:

In Canada:             SimplySellular Trademark       Granted January 7th 2005
In the United States:  Trademark Ser. No. 78/326,834  Liberty Wireless for All;
                                                      Register Number 2,979,533
                       Trademark Ser. No. 78/371,483  Liberty Wireless;
                                                      Register Number 2,928,910


Need For Government Approval

      TelePlus needs the following governmental approvals to operate:

      o     Section 214 authorization; and

      o     FCC Form 499 Registration


Employees

      TelePlus has a total of 80 employees, 60 of which are employed on a full-time basis.

                                   MANAGEMENT


Officers And Directors

      As of February 13, 2006, the Directors and Officers of TelePlus are as follows:

Name                    Age     Position                Term
----------------------  ------  ----------------------  -----------------------
Marius Silvasan         32      Chief Executive         October 2003 to present
                                Officer and Director
Robert B. Krebs         49      Chief Financial         February 2004 to present
                                Officer and Director
Thomas Davis            57      Chief Operating         November 2005 to present
                                Officer and Director
Kelly McLaren           42      President and Director  November 2004 to present
Michael L. Karpheden    44      Director                March 2004 to present
Hakan Wretsell          45      Director                March 2004 to present
Gordon Chow             50      Director                August 2005 to present

      Marius Silvasan, MBA, has served as our CEO and as a Director since October 2003. Prior to joining TelePlus, Mr. Silvasan held the position of President & CEO for Visioneer Calling Card Inc. and Alliance TeleCard Corp. from 1995 to June 1999. Prior to Visioneer and Alliance Mr. Silvasan held the position of National Sales Manager for The Home Phone Club from 1990 to 1995. Graduate of the HEC University in Montreal, Mr. Silvasan holds a B.A.C. in business administration and an MBA (2003).

      Robert Krebs, has served as TelePlus' Chief Financial Officer and as a Director since February 2004. Prior to joining the Company, Mr. Krebs worked nine years for GB MICRO Electronics where he held the position of Vice-President, Finance. Prior to GB MICRO, Mr. Krebs held the position of Controller for Future Electronics and Le Chateau retail stores. Mr. Krebs holds a C.A. and a Bachelor of Commerce both from McGill University. Mr. Krebs is an active member of the Canadian Institute of Chartered Accountants.

      Thomas Davis, has served as the Company's COO since November 2005. Prior to joining TelePlus Mr. Davis served as President and CEO of Telizon Inc. from December, 2002 until its acquisition by TelePlus in July, 2005. Prior to December 2002 Mr. Davis was Senior Vice President, Customer Operations at Axxent Inc., a Competitive Local Exchange Carrier (CLEC). He has also held senior management and consulting roles at AT&T Canada (consulting), Cam Net Communications (President and COO) and ACC Long Distance (President and CEO). Graduate of the Wharton School of Business, University of Pennsylvania with a Bachelor of Science in Economics.

      Kelly McLaren, has served as our President and Director since November 2004. Prior to joining TelePlus, Ms. McLaren worked 16 years for Pratt & Whitney Canada, Corp. a subsidiary of United Technologies Corporation, were she held various senior positions including Business Unit Director - Procurement and most recently Regional Sales Manager - Latin America. Ms. McLaren holds an MBA from Ecole des Hautes Etudes Commerciales (HEC) in Montreal were she focused on marketing and international studies.

      Michael L. Karpheden, has served as a Director of TelePlus since March 2004. Mr. Karpheden has served as CFO of iCurie Lab, based in the UK since September 2004. He has concurrently held this position with positions at other companies discussed below since January 2003. From January 2003 to June 2003, Mr. Karpheden was a Sales Representative for First Investors 2003. From February 2001 to January 2003, Mr. Karpheden held various positions at STRAX, Inc., a leader in the distribution of mobile phones and accessories, based in Miami, Florida, that included Chief Operating Officer and VP Finance and Operations. Mr. Karpheden is a veteran in the wireless industry having worked for Ericsson Mobile Phones for a twelve-year period from 1989 to 2001. While at Ericsson, Mr. Karpheden held, among others, the position of VP Finance & Logistics, Americas Region and President and CFO/Director of Finance for Ericsson Telecommunications in Moscow Russia. Mr. Karpheden holds a degree in Business and Management from the University of Lund in Sweden.

      Hakan Wretsell, has served as a Director of TelePlus since March 2004. Mr. Wretsell currently serves as CEO for iCurie Lab, based in the UK since September 2004. Between 2000 and 2003, Mr. Wretsell held the position of President for STRAX Inc. Mr. Wretsell has over sixteen years experience in the wireless industry. Fourteen of those years, from 1987 to 2000, he spent at Ericsson having held, among others, the position of Executive VP and GM, Americas Region and VP Sales and Marketing, Latin America Region. Mr. Wretsell holds a degree in Business and Management from the Universities of Umea, Uppsala and Lund in Sweden.

      Gordon Chow, has served as a Director of TelePlus since August 2005. Mr. Chow currently serves as President of VTech Telecommunications Canada Ltd., where he is responsible for the Telecommunication Products Business in Canada, having established the Canadian operations, VTech Electronics Canada Ltd., in 1986 Mr. Chow was originally appointed General Manager and promoted President in 1987. Prior to joining VTech, Mr. Chow had his own Management Consulting practice, and held management positions with a real estate development company and a Chartered Accountant firm. Mr. Chow holds a Bachelor of Commerce degree from the University of British Columbia and is a member of the Institute of Chartered Accountants of British Columbia and a member of the Board of Governors of Crofton House School in Vancouver. Mr. Chow has served as a member of the President's Advancement Council of the British Columbia Institute of Technology and a director of the BCIT Foundation. He was also a member of the Royal Roads University - MBA Advisory Board, and a director of the Canadian Toy Association.


Involvement In Legal Proceedings

      None of our executive officers or directors have been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

      None of our executive officers or directors have been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

      None of our executive officers or directors are the subject of any pending legal proceedings.


Audit Committee

      Messrs. Karpheden and Wretsell serve on TelePlus' audit committee. The audit committee reports to the Board of Directors regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls


Employee Stock Option Committee

      Messrs. Karpheden and Wretsell serve on TelePlus' Employee Stock Option Committee. The Employee Stock Option committee reports to the Board of Directors regarding the issuance of stock options to employees in compliance with the Company's stock option program.


Code Of Ethics

      The Board of Directors adopted a Code of Ethics in January 2004, meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002.

Executive Compensation

      Compensation paid to officers and directors is set forth in the Summary Compensation Table below. We may reimburse our officers and directors for any and all out-of-pocket expenses incurred relating to the business of TelePlus.

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM COMPENSATION
                          ANNUAL COMPENSATION           AWARDS                  PAYOUTS

NAME AND                                               RESTRICTED   SECURITIES
PRINCIPAL                                  OTHER         STOCK      UNDERLYING     LTIP     ALL OTHER
POSITION          YEAR    SALARY  BONUS  COMPENSATION    AWARD(S)  OPTIONS/SARs  (NUMBER)  COMPENSATION
----------------  ----  --------  -----  ------------  ----------  ------------  --------  -------------
Marius Silvasan,  2005  $185,685     --            --          --     3,000,000        --            --
CEO and Director  2004  $ 76,335     --            --          --     6,000,000        --            --
                  2003  $ 60,000     --            --          --            --        --            --

Robert Krebs,     2005  $ 70,738     --            --          --       245,000        --            --
CFO and Director  2004  $ 48,400     --            --          --       490,000        --            --


Kelly McLaren,    2005  $101,420     --            --          --       500,000        --            --
President and
Director          2004  $ 10,137     --            --          --     1,000,000        --            --


Tom Davis,        2005  $165,879     --                                 600,000
COO and Director


Compensation Of Directors

      We compensate our board members $2,000 for each director's meeting and 30,000 shares of our common stock for every year served as a director. From time to time, our management, in its sole discretion, may assign special projects to a board member.


Employment Agreements

      The following is a summary of the material terms of employment agreements we have with our Named Executive Officers as of January 26, 2006:

Employment Agreement with Marius Silvasan
Position:          Chief Executive Officer and Chairman
Salary:            $200,000 per annum
Term:              From June 1, 2004 until November 30, 2008
Renewals:          No renewals
Stock Options:     (a)   750,000 shares at an exercise price of USD $0.21 that
                   vested on September 1, 2005;
                   (b) 1,000,000 shares at an exercise price of USD $0.22 that vested on December 1, 2005;
                   (c) 1,250,000 shares at an exercise price of USD $0.23 that vested on December 1, 2006;
                   (d) 1,500,000 shares at an exercise price of $0.36 that vested on December 31, 2004;
                   (e) 2,000,000 shares at an exercise price of $0.38 that vested on June 31, 2005; and
                   (f) 1,250,000 shares at an exercise price of $0.40 that vested on June 31, 2006

                             DESCRIPTION OF PROPERTY

      TelePlus currently has in place 39 leases for various properties, consisting of 38 retail store leases and 1 lease for its principal office in Montreal Canada. The retail stores are located in provinces of Quebec, Ontario and British Columbia, Canada. The retail stores vary in size from 300 to 700 square feet. Our principal office is located in approximately 5,000 square feet of leased office. The aggregate monthly rental commitment for the retail stores is $105,999. The monthly rental commitment for the principal office is $5,834. The term of the leases vary between 2 to 5 years.


                                LEGAL PROCEEDINGS

      The following proceedings have been initiated against TelePlus. Management does not believe that the following legal proceedings would have a materially adverse impact on our business or our results of operations.

      Proposed Tax Assessment. TelePlus is involved in proceedings with the Minister of Revenue of Quebec. The Minister of Revenue of Quebec has proposed an assessment of for the Goods and Services Tax and Quebec Sales Tax of approximately CDN$474,000 and penalties of approximately CDN$168,000. The proposed tax assessment is for CDN$322,000 for Quebec Sales Tax and CDN$320,000 for Goods and Services Tax. TelePlus believes that certain deductions initially disallowed by the Minister of Revenue of Quebec for the Quebec Sales Tax are deductible and is in the process of compiling the deductions to the Minister of Revenue of Quebec. It is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

      Wrongful Dismissal. A former employee of TelePlus retail Services, Inc., a subsidiary of TelePlus, has initiated a claim in Quebec Superior Court in the amount of $90,000 against TelePlus for wrongful dismissal. The parties are at discovery stages.

      Goods and Services. TelePlus is currently defending an action instigated against it by one of its suppliers. Such supplier claims that TelePlus defaulted on the payment of goods sold by the supplier to TelePlus. TelePlus claims that it failed to pay the goods sold by supplier because such goods were purchased contingent on supplier making available to TelePlus wireless network access which supplier failed to provide. TelePlus is unable to sell these goods at retail and has attempted, without success, to return the goods to the supplier. The supplier has refused to take the goods back. Total liability to TelePlus, if it loses the claim, may reach a maximum of $20,000.

      Consulting Fee. On April 25, 2005, a lawsuit was filed in the United States District Court, District of New Jersey (Newark) (Case No. 05-2058) by Howard Salamon d/b/a/ "Salamon Brothers" (as the plaintiff) against TelePlus. This matter arises out of an alleged agreement between the plaintiff and TelePlus. The plaintiff is seeking specific performance of the alleged agreement, a declaratory judgment, and payment of a commission allegedly due to the plaintiff. TelePlus has filed a counterclaim against the plaintiff seeking rescission of the alleged agreement and a refund of $100,000 paid by TelePlus to the plaintiff. TelePlus believes that this lawsuit is without any merit, that the plaintiff's claims are unfounded and that it has good defenses against the claims asserted by the plaintiff. TelePlus also believes that it has good claims for rescission of the agreement and for refund of the amount paid to the plaintiff. TelePlus intends to contest and defend against the plaintiff's claims. The foregoing nothwithstanding, total liability to TelePlus, if it loses this lawsuit could reach a maximum of $825,000.

      1. There is a claim from three individuals in British Columbia for an amount of about $ 147,000 and the issuance of 510,000 shares for which a letter of demand has recently been served on the Company. The Company doesn't believe the claim to be founded and intends to vigorously contest such claim. This was never filed as a claim against TLPE. We are only in discussion with the other side.

      2. On November 30, 2005, a lawsuit was filed in the Superior Court, State of California, County of San Diego (Case N. GIC 857605) by Business Consulting Group Unlimited (also known as BCGU) against TelePlus. The suit arises out of an agreement between BCGU and the Company. BCGU has alleged that TelePlus is in breach of that agreement and is seeking damages from TelePlus for certain traunches of compensation it allegedly earned and was to have received under the agreement consisting of $45,000 in cash, 560,000 share of TelePlus restricted common stock, the right to exercise the rights under certain warrants to purchase shares of TelePlus common stock at $.65 per share and the right to exercise the rights under certain warrants to purchase shares of TelePlus common stock at $1.00 per share. TelePlus filed a counterclaim against BCGU for breach of the agreement for failing to properly and fully perform the services BCGU promised to perform under the agreement. TelePlus is seeking a declaratory judgment that BCGU has breached the agreement and the return of cash and stock payment it has already made to BCGU. TelePlus believes that this lawsuit is without any merit, that BCGU's claims are unfounded and that TelePlus has good defenses against the claims asserted by BCGU. TelePlus also believes that it has good claims for breach of the agreement by BCGU and for a refund of the amount paid to BCGU. TelePlus intends to vigorously contest and defend against BCGU claims and to vigorously prosecute its claims against BCGU.


                             PRINCIPAL STOCKHOLDERS


Security Ownership Of Certain Beneficial Owners And Management

      The following table sets forth information as of February 13, 2006, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the common stock:

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                                                            % of
                                                           Shares Owned    Class
Title of Class  Name and Address of Beneficial Owner     Beneficially(1)   Owned
--------------  ---------------------------------------  --------------   ------
                                                           Shares Owned    Class
Title of Class  Name and Address of Beneficial Owner     Beneficially(1)   Owned
                Marius Silvasan                            41,090,000(2)  44.46%
                7575 TransCanada, Suite 305
                St-Laurent, Quebec H4T 1V6

                TOTAL                                         41,090,000  44.46%

                                                                            % of
                                                           Shares Owned    Class
Title of Class  Name and Address of Beneficial Owner     Beneficially(1)   Owned
--------------  ---------------------------------------  --------------   ------
Common          Marius Silvasan                            41,090,000(2)  44.46%
                7575 TransCanada, Suite 305
                St-Laurent, Quebec H4T 1V6

Common          Robert Krebs                                    400,000    0.43%
                7575 TransCanada, Suite 305
                St-Laurent, Quebec H4T 1V6

Common          Kelly McLaren                                   340,000    0.37%
                7575 TransCanada, Suite 305
                St-Laurent, Quebec H4T 1V6

Common          Tom Davis                                        10,000    0.00%
                7575 TransCanada, Suite 305
                St-Laurent, Quebec H4T 1V6

Common          Gordon Chow                                      20,000    0.00%
                7575 TransCanada, Suite 305
                St-Laurent, Quebec H4T 1V6

Common          Michael L. Karpheden                            138,000    0.15%
                8510 SW 149 Ave. # 1115
                Miami, Florida 33193

Common          Hakan Wretsell                                  122,000    0.13%
                7575 TransCanada, Suite 305
                St-Laurent, Quebec H4T 1V6

Common          All Officers and Directors as a Group        42,120,000   45.58%
                (4 People)

      See accompanying summary of accounting policies and notes to consolidated financial statements.

(1) Applicable percentage of ownership is based on 86,403,186 shares of common stock outstanding, plus 6,010,000 exercisable option shares for a total of 92,413,786 shares of common stock outstanding as of February 13, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 13, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)   Beneficially owned through Visioneer Holdings Group Inc.

      Kelly McLaren: options to purchase: (i) 100,000 shares at an exercise price of USD$0.21 that vested on September 29, 2005; (ii) 100,000 shares at an exercise price of USD$0.22 that vested on April 1, 2007; (iii) 100,000 shares at an exercise price of USD$0.23 that vested on April 1, 2008; (iv) 100,000 shares at an exercise price of USD$0.24 that vested on April 1, 2009; and (v) 100,000 shares at an exercise price of USD$0.25 that vested on April 1, 2010. 200,000 shares at an exercise price of USD$0.36 that vest the 29 of September 2005; 200,000 shares at an exercise price of USD$0.38 that vest the 29 of September 2006; 200,000 shares at an exercise price of USD$0.40 that vest the 29 September 2007; 200,000 shares at an exercise price of USD$0.45 that vest 29 September 2008; 200,000 shares at an exercise price of USD$0.50 that vest 29 September 2009

      Robert Krebs: options to purchase: (i) 70,000 shares at an exercise price of USD$0.21 that vested on September 1, 2005; (ii) 75,000 shares at an exercise price of USD$0.22 that vest on June 1, 2006; and (iii) 100,000 shares at an exercise price of USD$0.23 that vest on December 1, 2007. 140,000 shares at an exercise price of USD$0.36 that vest the 1of December 2004; 150,000 shares at an exercise price of USD$0.38 that vested on December 1, 2005; 200,000 shares at an exercise price of USD$0.40 that vest 1 June 2007

      Marius Silvasan: options to purchase: (i) 750,000 shares at an exercise price of USD $0.21 that vest on September 1, 2005; (ii) 1,000,000 shares at an exercise price of USD $0.22 that vest on December 1, 2005; and (iii) 1,250,000 shares at an exercise price of USD $0.23 that vest on December 1, 2006. 1,500,000 shares at an exercise price of $0.36 that vest the 3 of December 2004; 2,000,000 shares at an exercise price of $0.38 that vested on June 3, 2005; 1,250,000 shares at an exercise price of $0.40 that vested on June 3, 2006

      Thomas Davis -- options to purchase: (i) 150,000 shares at an exercise price of USD $0.21 that vest on May 1, 2006; (ii) 150,000 shares at an exercise price of USD $0.22 that vest on November 1, 2006; (iii) 150,000 shares at an exercise price of USD $0.23 that vested on May 1, 2007; and (iv) 150,000 shares at an exercise price of USD $0.24 that vest on November 1, 2007.

      Michael Karpheden: an option to purchase 50,000 shares at an exercise price of USD$0.21 that vested on December 1, 2005.

      Hakan Wretsell: an option to purchase 50,000 shares at an exercise price of USD$0.21 that vested on December 1, 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      1. TelePlus paid management fees of $76,335 and $24,778 to Visioneer Holdings Group which is an entity owned by Marius Silvasan, our CEO and the majority shareholder. These fees were paid for management services for 2004 and 2003, respectively. As at December 31, 2004, there was an amount of $30,533 owed that entity. After the year end an amount of the total amount of $30,533 has been paid.

      2. TelePlus obtained a loan from Visioneer Holdings Group in the amount of $134,430. This loan was an unsecured, non-interest bearing loan. The loan was repaid in full in July 2005.

      3. During the quarter ended September 30, 2005 we issued 2,000,000 shares of our Preferred Class A stock as a bonus for services to Visioneer Holdings Group, Inc. Visioneer Holdings is owned by Marius Silvasan, our CEO and majority shareholder.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      (a) Market Information

      "Bid" and "asked" offers for the common stock are listed on the NASDAQ Over-the-Counter Bulletin Board published by the National Quotation Bureau, Inc. Our common stock began trading in the first quarter of 2003, under the trading symbol, "HBOG". The symbol was changed to "TLPE" in connection with our name change on October 10, 2003.

      The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the NASDAQ Over-the-Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

             YEAR 2003                            High Bid   Low Bid
             -----------------------------------  ---------  -------
             Quarter Ended March 31, 2003           $0.10     $0.05
             Quarter Ended June 30, 2003            $0.10     $0.10
             Quarter Ended September 30, 2003       $0.10     $0.05
             Quarter Ended December 31, 2003        $1.96     $0.53

             YEAR 2004                            High Bid   Low Bid
             -----------------------------------  ---------  -------
             Quarter Ended March 31, 2004           $4.05     $0.85
             Quarter Ended June 30, 2004            $2.33     $0.53

             YEAR 2005                            High Bid   Low Bid
             -----------------------------------  ---------  -------
             Quarter Ended March 31, 2005           $0.44     $0.32
             Quarter Ended June 30, 2005            $0.51     $0.15
             July 1 to July 27, 2005                $0.40     $0.31

      (b) Holders Of Common Stock

      As of February 13, 2006, we had approximately 88 shareholders of record of our common stock and 86,403,786 shares of our common stock were issued and outstanding.

      (c) Dividends

      We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

      (d) Securities Authorized For Issuance Under Equity Compensation Plans

                                                                    Number of
                                                                    Securities
                                                                    Remaining
                                                                   Available for
                                   Number of                     Future Issuance
                                 Securities to      Weighted       Under Equity
                                 be Issued Upon      Average       Compensation
                                  Exercise of    Exercise Price       Plans
                                  Outstanding    of Outstanding     (Excluding
                                    Options,        Options,        Securities
                                  Warrants and    Warrants and    Reflected in
Plan Category                        Rights (a)    Rights (b)     Column (a))(c)
-------------------------------  --------------  ---------------  --------------
Equity compensation plans
  approved by security holders             0             N/A                0
Equity compensation plans not
  approved by equity holders      11,935,000           $0.32          162,164
                                 --------------  ---------------  --------------
Total                             11,935,000           $0.32          162,164
                                 ==============  ===============  ==============


Employee Options
---------------------------------------------------------------------
Marius Silvasan, CEO & Chairman                                        9,000,000
Kelly McLaren, President & COO                                         1,500,000
Robert Krebs, CFO                                                        735,000
Tom Davis                                                                600,000
Michael Karpheden                                                         50,000
Hakan Wretsell                                                            50,000

                            DESCRIPTION OF SECURITIES


General

      Our Articles of Incorporation authorize the issuance of 600,000,000 shares of common stock, $0.001 par value per share. As of February 13, 2006, there were 86,029,786 outstanding shares of common stock. We are authorized to issue 10,000,000 shares of preferred stock to date 2,000,000 shares of preferred stock have been issued and outstanding. Set forth below is a description of certain provisions relating to our capital stock. For additional information, regarding our stock please refer to our Articles of Incorporation and By-Laws.


Common Stock

      Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.


Preferred Stock

      We are authorized to issue 10,000,000 shares of $0.001 par value preferred stock, 2,000,000 of which are outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.


Secured Convertible Debentures

      On December 13, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and restate the secured convertible debentures we previously issued to Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners agreed to issue to us secured convertible debentures in the principal amount of $9,250,000. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $5,625,000 which was funded on July 15, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners provided us an additional $3,375,000 in secured convertible debentures on December 13, 2005. The $5,625,000 in secured convertible debentures and the additional $3,375,000 in secured convertible debentures were consolidated into new secured convertible debentures along with the accrued and unpaid interest. The secured convertible debentures have a 36-month term and accrue annual interest of 10%. The secured convertible debentures may be redeemed by us at any time, in whole or in part. We will pay a redemption premium of 10% of the amount redeemed in addition to the principal amount being redeemed plus interest. The secured convertible debentures are convertible at the holder's option at a conversion price equal to the lesser of (i) an amount equal to $0.275 or (ii) an amount equal to 95% of the lowest volume weighted average price of our common stock for


Limitation Of Liability:  Indemnification

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of TelePlus. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of TelePlus pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation


      Authorized And Unissued Stock

      The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of TelePlus that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with TelePlus' Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

      The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of TelePlus by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      Effective January 14, 2005, the client-auditor relationship between TelePlus and Lopez, Blevin, Bork & Associates, an independent chartered accountant ceased as they were dismissed. Lopez, Blevin, Bork & Associates' report dated November 15, 2004, on our consolidated balance sheet as of September 30, 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years then ended, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

      In connection with the audit of our financial statements, and in the subsequent interim period, there were no disagreements with Lopez, Blevin, Bork & Associates on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Lopez, Blevin, Bork & Associates would have caused Lopez, Blevin, Bork & Associates to make reference to the matter in their report. We have requested Lopez, Blevin, Bork & Associates to furnish us a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 14, 2005 is filed as on our Form 8-K filed on January 21, 2005. Mintz & Partners LLP was engaged on January 14, 2005 as our principal accountant to audit our financial statements. The decision to change accountants was recommended by the Audit Committee of the Board of Directors of TelePlus and approved by the Board of Directors.

      During the years ended December 31, 2003 and 2002 and subsequent to September 30, 2004 through the date hereof, neither TelePlus nor anyone on our behalf consulted with Mintz & Partners LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, nor has Mintz & Partners LLP provided to us a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-K with our former accountant.

      We have requested Mintz & Partners LLP review the disclosure in this report on Form 8-K and provided Mintz & Partners LLP the opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of our expression of our views, or the respects in which Mintz & Partners LLP does not agree with the statements made by us in this report. Mintz & Partners LLP has advised us that no such letter need be issued.

      The consolidated financial statements for the years ended December 31, 2003 and 2002, included in this prospectus, and incorporated by reference in the registration statement, have been audited by Lopez, Blevins, Bork & Associates, L.L.P. independent auditors, as stated in their report appearing with the financial statements and incorporated by reference in this registration statement. These financial statements are included in reliance upon the reports of Lopez, Blevins, Bork & Associates, L.L.P. given upon their authority as experts in accounting and auditing.


Transfer Agent

The transfer agent for our common stock is American Stock Transfer and Trust Company. Their address is 59 Maiden Lane, New York, New York 10038, and their telephone number is (718) 921-8206.

                                  LEGAL MATTERS

      The Law Offices of Michael E. Kulwin will pass upon the validity of the shares of common stock offered hereby.

                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to TelePlus and the shares to which this prospectus relates. Copies of the registration statement and other information filed by TelePlus with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 100 F Street, NE, Washington, DC 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as TelePlus which filed electronically with the SEC at the following Internet address:
(http:www.sec.gov).

                              FINANCIAL STATEMENTS


                                TABLE OF CONTENTS

FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2005 (UNAUDITED)                   PAGE
--------------------------------------------------------------------  ----------
Balance Sheets for the Quarter Ended September 30, 2005                      F-2
Consolidated Statement of Operations for the Three Months Ended
  September 30, 2005 and September 30, 2004 and the Nine Months
  Ended September 30, 2005 and September 30, 2004                            F-3
Condensed Consolidated Statement of Shareholders' Equity for the
  Nine Months Ended September 30, 2005                                       F-4
Condensed Consolidated Statement of Cash Flows for Nine Months
  Ended September 30, 2005 and September 30, 2004                            F-5
Notes to Financial Statements                                         F-6 - F-14

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 and DECEMBER 31, 2003
  (AUDITED)
--------------------------------------------------------------------
Independent Auditor's Reports                                               F-15
Balance Sheets for the Years Ended December 31, 2004                        F-16
Statement of Operations for the Years Ended December 31, 2004 and
December 31, 2003                                                           F-17
Statement of Stockholders' Equity for the Years Ended
  December 31, 2004 and December 31, 2003                                   F-18
Statement of Cash Flows for the Years Ended December 31, 2004 and
  December 31, 2003                                                         F-19
Notes to Financial Statements                                        F-20 - F-32

                           TELEPLUS ENTERPRISES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2005
                            (ALL NUMBERS ARE IN USD)

                  ASSETS

Current assets
  Cash                                                             $  1,032,746
  Trade Accounts  Receivables (Net of allowance for
   bad debts of $26,633)                                              1,196,264
  Accrued and Other Receivables                                         968,223
  Inventories                                                           505,463
  Prepaid expenses                                                      651,851
   Total current assets                                               4,354,547

Property and equipment, net                                           1,184,580
Goodwill                                                             12,841,019
Deferred financing Fees                                               1,783,515
Other assets                                                              3,284

   Total assets                                                    $ 20,166,945

                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                                                    3,255,648
  Accrued expenses                                                    1,268,124
  Accrued acquisition obligations (note 3)                            1,646,987
  Note Payable Acquisition (note 4)                                     318,400
  Unearned Revenue                                                      537,721
   Total current liabilities                                          7,026,880

Promissory Note, net (note 6)                                         5,625,000

Accrued acquisition obligations (note 3)                              5,115,192


SHAREHOLDERS' EQUITY:
Class A Preferred Stock, $.001 par value, 10,000,000
  shares authorized, 2,000,000 shares issued and outstanding
                                                                          2,000
Common stock, $.001 par value, 150,000 shares
  authorized, 86,029,786 shares issued and outstanding                   86,029
Additional paid in capital                                            5,608,063
Accumulated deficit                                                  (3,283,675)
Accumulated other comprehensive income                                  (12,544)
  Total Shareholders' Equity                                          2,399,873

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 20,166,945


      See accompanying summary of accounting policies and notes to condensed consolidated financial statement

                           TELEPLUS ENTERPRISES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (ALL NUMBERS ARE IN USD)

                                        Three Months Ended             Nine Months Ended
                                           September 30,                 September 30,
                                        2005           2004           2005           2004
                                    ------------   ------------   ------------   ------------
Net revenues                        $  6,805,832   $  3,339,948   $ 13,224,631   $  8,184,034

Cost of revenues                       4,791,798      2,346,772      9,236,964      6,011,000
                                    ------------   ------------   ------------   ------------
Gross Margin                           2,014,034        993,176      3,987,667      2,173,034

General, administrative & selling      1,930,157      1,158,610      4,811,239      2,857,557
                                    ------------   ------------   ------------   ------------
Income (loss) before interest,
Income taxes, depreciation and
  amortization                            83,877       (165,434)      (823,572)      (684,523)
                                    ------------   ------------   ------------   ------------
Depreciation of property and
  Equipment                              139,345         57,552        329,274        151,949

Amortization of deferred financing         1,890        140,321           --             --

Interest expense                         141,337           --          231,378           --
                                    ------------   ------------   ------------   ------------
Income (loss) before income taxes       (198,695)      (222,986)    (1,524,545)      (836,472)

Provision for income taxes                  --             --             --             --
                                    ------------   ------------   ------------   ------------

Net income (loss)                       (198,695)      (222,986)    (1,524,545)      (836,472)

Net income (loss) per share                (0.00)         (0.00)         (0.02)         (0.01)

Weighted average share Outstanding    80,681,289     67,021,039     76,303,117     66,718,436


      See accompanying summary of accounting policies and notes to condensed consolidated financial statement

                           TELEPLUS ENTERPRISES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                      NINE MONTHS ENDED SEPTEMBER 30, 2005
                              (ALL NUMBERS IN USD)

                          Common stock
                                                                     Accumulated
                                            Additional                   Other
                                             Paid-in    Accumulated  Comprehensive
                        Shares    Amount     Capital    Deficit       Income          Total
                      ----------  --------  ----------  -----------  -------------  ----------
Balance December 31,
  2004                68,917,904    68,917   2,127,421   (1,759,130)           428     437,636
Comprehensive Loss:
  Net loss                                               (1,524,545)                (1,524,545)
Foreign currency
  transaction                                                              (12,972)    (12,972)
                      ----------  --------  ----------  -----------  -------------  ----------
Comprehensive Loss:                                                                 (1,537,517)
                      ----------  --------  ----------  -----------  -------------  ----------
Issuance of common
  stock in
  connection with
  conversion of
  convertible
  debentures, net      4,966,808     4,967     450,384                                 455,351
Issuance of common
  stock in
  connection with
  conversion of
  promissory note,
  net                  9,629,032     9,629   2,538,960                                2548,589
Issuance of common
  stock to directors     180,000       180      55,420                                  55,600
Issuance of common
  stock to settle a
  lawsuit                 50,000        50      10,950                                  11,000
Issuance of common
  stock in
  connection with
  acquisition of
  Telizon Inc            800,503       800     247,356                                 248,156
Issuance of common
  stock in
  connection with
  acquisition of
  freedom phone lines    964,706       965     327,035                                 328,000
Issuance of common
  stock in
  connection with
  raising of debt
  and capital, net       520,833       521      84,270                                  84,791
Cost of financing
  activities                                  (233,733)                               (233,733)
                      ----------  --------  ----------  -----------  -------------  ----------
Balance
  September30, 2005   86,029,786    86,029   5,608,063   (3,283,675)       (12,544)  2,399,873

      See accompanying summary of accounting policies and note to condensed consolidated financial statement

                           TELEPLUS ENTERPRISES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (ALL NUMBERS ARE IN USD)

                                                           Nine Months Ended
                                                            September 30
                                                      -------------------------
                                                         2005           2004
                                                      -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)                                     $(1,524,545)  $  (836,472)
Adjustments to reconcile net loss to cash provided
  by (used in) operating activities:
  Depreciation and amortization                           329,274       151,949
  Non Cash Compensation                                     2,000
  Amortization of deferred financing                      140,321

  Change in assets and liabilities:
  Account receivable                                      416,178       570,373
  Inventories                                             574,561       180,326
  Prepaid expenses                                       (218,067)      (64,545)
  Other assets                                             30,028      (110,341)
  Account payable                                         136,187      (500,130)
  Accrued expenses                                        (48,258)     (101,222)
  Note Payable Acquisition                                318,400          --
  Unearned Revenue                                        138,491          --
                                                      -----------   -----------
   CASH FLOW PROVIED BY (USED IN) OPERATING
     ACTIVITIES                                       $   294,570    4(710,061)

CASH FLOW FROM INVESTING ACTIVITIES
  Acquisition of business                              (5,135,187)     (125,185)
  Capital Expenditure                                    (125,376)     (185,194)
  CASH FLOW (USED IN) INVESTING ACTIVITIES             (5,260,563)     (310,379)

CASH FLOW FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock, net                           618,261
  Proceeds from issuance of promissory note net         4,817,555
  Proceeds from issuance of convertible
    debentures, net                                                     642,126
                                                      -----------   -----------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES             4,817,555     1,260,387
                                                      -----------   -----------
  Effect of exchange rate changes on cash                 (12,972)      (27,577)

NET INCREASE (DECREASE) IN CASH                          (161,410)      212,369
  Cash acquired from acquisitions                         810,843          --
  Cash, beginning of period                               383,313       100,804
                                                      -----------   -----------
  Cash, end of period                                   1,032,746       313,173

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                       $      --            --
  Net assets acquired in reverse merger               $      --            --

                           TELEPLUS ENTERPRISES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Business And Basis Of Presentation

The accompanying condensed unaudited consolidated financial statements of TelePlus Enterprise, Inc, (the "Company"), have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 1-QSB and Item 310 ( b) of Regulation S-B.

Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management of the Company, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the financial statements and footnotes thereto included in the Company's annual report on Form - 10KSB for the year ended December 31, 2004.


Nature of business

The Company is a provider of Wireless and Telecom products and services across North America. TelePlus Connect, Corp. - is a reseller of a variety of Telecom services including landline, long distance and internet services. TelePlus Wireless, Corp. - operates a virtual wireless network selling cellular network access to distributors in the United States. TelePlus Retail Services, Inc. - owns and operates a national chain of TelePlus branded stores in major shopping malls, selling a comprehensive line of wireless and portable communication devices. TelePlus was incorporated in Nevada in January 1999.

In October 2003, Visioneer Holdings Group, Inc. ("Visioneer"), subscribed to 18,050,000 and its partners to 4,512,500 newly issued shares of Herbalorganics.com, Inc. ("Herbalorganics") and on that same date Visioneer acquired 23,750,000 shares of Herbalorganics. As a result of the transactions, Visioneer acquired control of Herbalorganics. In connection with the transactions Herbalorganics changed its name to Teleplus Enterprises, Inc. ("TelePlus"). After the above transactions, there were 65,312,500 shares of common stock outstanding. Herbalorganics retained 19,000,000 shares of common stock.

In October 2003, TelePlus formed a wholly owned subsidiary TelePlus Retail Services, Inc. ("Retail"), a Quebec, Canada Corporation. Retail acquired certain assets and assumed certain liabilities from 3577996 Canada, Inc. 3577996 Canada, Inc. is controlled by the shareholders of Visioneer.

For accounting purposes, this transaction was treated as an acquisition of Herbalorganics and a recapitalization of 3577996 Canada, Inc. 3577996 Canada, Inc. is the accounting acquirer and the results of its operations carryover. Accordingly, the operations of Herbalorganics were not carried over and were adjusted to $0. In connection with the reverse merger, 3577996 Canada, Inc. acquired $11,327 in cash and assumed $700 in liabilities.

As shown in the accompanying financial statements, the company has a working capital deficit of $2,672,333 because accrued acquisition obligations of $1,646,987 have been classified as current liabilities. However $ 359,000 of the accrued acquisition obligation will be settled by the issuance of common stock.


Principles of Consolidation

The consolidated financial statements include the accounts of TelePlus' wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

                           TELEPLUS ENTERPRISES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.


Cash and Cash Equivalents

Cash equivalents include highly liquid, temporary cash investments having original maturity dates of three months or less.


Inventories

Inventories consist of wireless and telephony products and related accessories and are stated at the lower of cost, determined by average cost method, or market.


Long-Lived Assets

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). The majority of TelePlus' long-lived assets are located in Canada. TelePlus performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.


Acquisitions and Business Combinations

The Company accounts for acquisitions and business combinations under the purchase method of accounting. The Company includes the results of operations of the acquired business from the acquisition date. Net assets of the companies acquired are recorded at their fair value at the acquisition date. The excess of the purchase price over the fair value of net assets acquired are included in intangible assets in the accompanying consolidated balance sheets.


Intangibles, Goodwill and Other Assets

The Company regularly reviews all of its long-lived assets, including goodwill and other intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important that could trigger an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company's overall business, and significant negative industry or economic trends. When management determines that an impairment review is necessary based upon the existence of one or more of the above indicators of impairment, the Company measures any impairment based on a projected discounted cash flow method using a discount rate commensurate with the risk inherent in our current business model. Significant judgments is required in the development of projected cash flows for these purposes including assumptions regarding the appropriate level of aggregation of cash flows, their term and discount rate as well as the underlying forecasts of expected future revenue and expense. To the extent that events or circumstances cause assumptions to change, charges may be required which could be material.

The Company adopted SFAS No 142,"Goodwill and Other Intangible Assets". SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under prescribed conditions) for impairment in accordance with this statement. If the carrying amount of the reporting unit's goodwill or indefinite-lived intangible assets exceeds the implied fair value, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives are amortized over their useful lives.


Revenue Recognition

TelePlus' revenue is generated primarily from the sale of wireless, telephony products and accessories to end users. TelePlus recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

                           TELEPLUS ENTERPRISES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


TelePlus recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, TelePlus provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

The company receives co-operation advertising revenue from the telephone suppliers based on certain requirements to spend the available co-op advertising allotment. Any amount received under their program is deducted from advertising expense.

TelePlus' suppliers generally warrant the products distributed by TelePlus and allow returns of defective products, including those that have been returned to TelePlus by its customers. TelePlus does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

TelePlus also recognizes revenue through the resale of residential and commercial telephone lines. The resale of long - distance revenues are recorded at the time of customer usage based upon minutes of use. Basic monthly charges for business and residential customers are billed in advance and revenue is recognized when the customer receives the service.


Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. TelePlus records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.


Foreign Currency Translation

The Canadian dollar is the functional currency of TelePlus. Transactions in foreign currency are translated at rates of exchange rates ruling at the transaction date. Monetary assets and liabilities denominated in foreign currencies are retranslated at rates ruling at the balance sheet date. The resulting translation adjustment is recorded as a separate component of comprehensive income within stockholders' equity.


Basic and Diluted Net Income (loss) per Share

Net income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period. Diluted net income per share includes the potentially diluted effect of outstanding common stock options and warrants which are convertible to common shares. Diluted net loss per share has not been provided as the effect would be anti - dilutive.


Fair Value of Financial Instruments

The recorded amounts of cash and cash equivalents, accounts receivable, short-term borrowings, accounts payable and accrued expenses approximate their respective fair values because of the short maturity of those instruments and the variable nature of any underlying interest rates. The rates of fixed obligations approximate the rates of the variable obligations. Therefore, the fair value of these loans has been estimated to be approximately equal to their carrying value.


Concentrations of Credit Risk

Financial instruments which potentially subject TelePlus to concentrations of credit risk consist primarily of cash, cash equivalents, and trade accounts receivable. TelePlus maintains its cash and cash equivalents with high quality financial institutions as determined by TelePlus' management. To reduce risk of trade accounts receivable, ongoing credit evaluations of customers' financial condition are performed, guarantees or other collateral may be required and TelePlus maintains a broad customer base.

                           TELEPLUS ENTERPRISES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

Deferred Financing Fees

Deferred financing fees represents fees paid in connection with the issue of a convertible debt that runs for a period of 36 months and a promissory note that runs for 18 months. The deferred financing fees will be amortized over the terms of the respective debts. The Company incurred $ 140,321 in amortization expense for the nine months ended September 30, 2005.


Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standard Boards ( " FASB") issued Statements No. 123 (R), Share - Based Payments which will require compensation costs related to share based payment transactions to be recognized in the financial statements. As permitted by the predecessor Statement No. 123, we do not recognize compensation expense with respect to stock options we have issued because the option price was no greater than the market price at the time the option was issued. Statement 123(R) will be effective for us in our fiscal quarter beginning January 1, 2006. We have not completed an evaluation of the impact of Adopting Statements 123 (R).

In November 2004, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on Issue 03 -13, "Applying the Conditions in Paragraph 42 of FASB STATEMENT NO 144, "Accounting for the impairment or Disposal of Long - Lived ASSETS," in Determining Whether to Report Discontinued Operations, which is effective for us at the beginning of fiscal 2005. The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.

In November 2004 , the FASB issued Statement No. 151 Inventory costs, an amendment of ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges , and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities. Statement No. 151 will be effective for our fiscal year beginning January 1, 2006, and its adoption will not have a material impact on our financial position or Results of operations.

In May 2005 , the FASB issued SFAS No. 154 " Accounting Changes and Error Corrections" ("SFAS No. 154") which supersedes APB Opinion No. 20, " Accounting Changes" and SFAS No 3 " Reporting Accounting Changes in Interim Financial Statements". SFAS No. 154 changes the requirements for accounting for and reporting of changes in accounting principle. The statement requires the retroactive application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period specific effects or the cumulative effects of the change. SFAS No. 154 does not change the guidance for reporting the correction of an error in previously issued financial Statements or the change in accounting estimate .SFAS No. 154 is effective for accounting changes and Corrections of errors made in fiscal years beginning after December 15, 2005. The company does not believe SFAS No. 154 will have a significant impact on its consolidated financial position or results of operations.


NOTE 2.  ACQUISTIONS

In April 2005 TelePlus purchased 100% of the issued and outstanding shares of Freedom Phone Lines Ltd, an Ontario based company.

                           TELEPLUS ENTERPRISES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The total purchase price is estimated to be $ 870,000. The allocation to the assets acquired and liabilities assumed based on the established fair market value was estimated as follows:

Cash                                                                 $  182,000
Accounts Receivables                                                 $   72,000
Fixed Assets (net)                                                   $   22,000
Goodwill                                                             $  854,000
Accounts payable                                                     $ (144,000)
Deferred Revenue                                                     $  (45,000)
Accrued Liabilities                                                  $  (71,000)
Net assets acquired at fair value                                    $  870,000
Total Consideration:
964,706 Common shares                                                $  328,000
Cash                                                                 $  542,000
                                                                   ------------
                                                                     $  870,000

Management has determined that no amount need to be allocated to other intangible assets and $854,000 has been allocated to Goodwill. It represents the excess of the purchase price over the fair value of the net tangible assets acquired and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually.

The results of operations of Freedom Phone Lines Inc have been included in TelePlus' consolidated statements of operations since the completion of the acquisition in April 2005. Results for the periods prior to the acquisitions were not material to TelePlus and accordingly pro forma results of operations have not been presented.

In June 2005 TelePlus purchased 100% of the issued and outstanding shares of Avenue Reconnect Inc., an Ontario based company.

The total purchase price is estimated to be $ 592,000. The allocation to the assets acquired and liabilities assumed based on the established fair market value was estimated as follows.

Cash                                                                 $    8,000
Accounts Receivables                                                 $   31,000
Other Assets                                                         $   16,000
Fixed Assets (net)                                                   $   19,000
Goodwill                                                            $   567,000
Accounts payable                                                     $  (49,000)
                                                                   ------------

Net assets acquired at fair value                                   $   592,000

Total Consideration:

Cash (of which $253,000 is payable after July 2005)                 $   592,000

Management has determined that no amount need to be allocated to other intangible assets and $567,000 has been allocated to Goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible assets acquired and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually.

The results of operations of Avenue Reconnect Inc have been included in TelePlus' consolidated statements of operations since the completion of the acquisition in June 2005. Results of Avenue Reconnect Inc for periods prior to the acquisition were not material to TelePlus and accordingly pro forma results of operations have not been presented.

An additional amount of $ 1,542,022 has been allocated to goodwill based on the selling shareholders earning a minimum of $ 1,542,022 based on the achievements of Freedom Phone Lines and Avenue Reconnect reaching specific EBITDA over the next 48 months.

In July 2005 TelePlus purchased 100% of the issued and outstanding shares of Telizon Inc and One Bill Inc, Ontario based companies.

The total purchase price is estimated to be $ 9,158,000. The allocation to the assets acquired and liabilities assumed based on established fair market value was estimated as follows:

                           TELEPLUS ENTERPRISES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


Cash                                                               $    618,000
Accounts Receivables                                               $  1,262,000
Prepaid Assets                                                     $     41,000
Fixed Assets (net)                                                 $    109,000
Goodwill                                                           $  8,745,000
Accounts payable                                                   $   (669,000)
Accrued Liabilities                                                $    595,000
Unearned Income                                                    $   (353,000)
                                                                   $  9,158,000
Net assets acquired at fair value                                  $  9,158,000

Total Consideration:

Cash (of which $5,225,000 is payable after September 2005)         $  9,158,000


Management has estimated at this time that no amount need to be allocated to other intangible assets and $8,745,000 has been allocated to Goodwill. It represents the excess of the purchase price over the fair value of the net tangible assets acquired and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually.

The results of operations of Telizon Inc and One Bill Inc have been included in TelePlus consolidated statements of operations since the completion of the acquisition in July 2005. Results for the periods prior to the acquisition were material to TelePlus and accordingly pro forma results of operations have been filed previously.


NOTE 3.   ACCRUED ACQUISITON OBLIGATIONS

Included in the accrued acquisition obligations is an amount of $1,051,450 payable on an earn-out basis based on the achievement of specific benchmarks by Freedom Phone Lines Inc. and Avenue Reconnect Inc. A current portion of $308,403 has been recorded as at September 30, 2005.


NOTE 4.  NOTE PAYABLE ACQUISITION

A promissory note was issued in the amount of $ 318,400 to TelePlus Connect repayable with interest at 2% above the Canadian prime rate. This promissory note was issued in connection with the acquisition of Avenue Reconnect Inc. and is secured against all present and acquired property.


NOTE 5.  COMMON STOCK

The following shares were issued by the company during the first nine months ended September 30, 2005:

The Company issued 4,966,808 common shares in connection with the conversion of convertible debt.

The Company issued 9,629,032 common shares in connection with the raising of Company financing.

The Company issued 180,000 common shares to directors of the company.

The Company issued 964,706 common shares in connection with the acquisition of Freedom Phone Lines.

The Company issued 50,000 common shares in connection with the settlement of a lawsuit.

The Company issued 520,833 common shares in connection with the raising of debt and company financing.

The Company issued 800,503 in connection with the acquisition of Telizon Inc.

In addition to the common stock the Company also issued 2,000,000 shares of Class A Preferred shares. The Class A Preferred shares entitle the holders to 10 votes each, are not convertible into shares of any other class or series of stock of the Company , are non participating and no dividends can be declared there on.

                           TELEPLUS ENTERPRISES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

Stock Options

Pursuant to the Company's stock option plan for employees, the Company granted 7,635,000 stock options in 2004 and 3,917,500 stock options in 2005.

Options granted are being accounted for under Accounting Principles Board Opinion No 25 (APB Opinion No. 25), Accounting for stock Issued to Employees. All options have been granted at a price equal to or greater that the fair value of the Company's common stock at the date of the grant.

Had compensation cost for the employee and non - employee director stock options been determined based on the fair value at the grant date for awards in 2004, consistent with the provisions of SFAS No. 123, our net loss per share would have been increased to the pro forma amounts below.

                                      2005

As reported
Net income ( loss)                                               $   (1,526,545)

Pro Forma
Compensation expense                                                     76,000
                                                                 --------------

Pro forma:
Net income (loss)                                                $   (1,602,545)
                                                                 --------------

Net income (loss) per share as reported                          $        (0.02)
Pro forma compensation expense per share                                  (0.00)
                                                                 --------------

Pro forma earnings (loss) per share                              $        (0.02)

The fair value of each option grant is estimated on the date of grant using the Black - Scholes option - pricing model. The following weighted average assumptions were used in the model:

                                                                         2005
                                                                       --------
Dividend yield                                                                0%
EXPECTED volatility                                                           9%
Risk free interest rates                                                    3.5%
Expected lives (in years)                                                     3

Options outstanding at September 30, 2005 are summarized as follows:


     Number            Price        Year of Issued   Vesting Period       Term
----------------  --------------  ----------------  -----------------  ---------
   1,640,000             .36             2004         Immediately        3 years
     225,000             .36             2004            1 Year          3 years
   2,180,000             .38             2004         Immediately        3 years
      40,000             .40             2004            1 Year          3 years
     200,000             .38             2004           2 Years          3 years
      50,000             .45             2004           2 Years          3 years
   2,500,000             .40             2004           2 Years          3 years
     400,000             .40             2004           3 Years          3 years
     200,000             .45             2004           4 Years          3 years
     200,000             .50             2004           5 Years          3 years
     932,500             .21             2005         Current year       3 years
     100,000             .21             2005         Current year       3 years
   1,015,000             .22             2005         Current year       3 years
      75,000             .22             2005            1 year          3 years
   1,270,000             23              2005            1 year          3 years
      25,000             .24             2005            1 year          3 years
     100,000             .22             2005           2 years          3 years
     100,000             .23             2005           2 years          3 years
     100,000             .23             2005           3 years          3 years
     100,000             .24             2005           4 years          3 years
     100,000             .25             2005           5 years          3 years

                           TELEPLUS ENTERPRISES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 6.  COMPANY FINANCING

On July 12, 2004, TelePlus secured a $11,000,000 financing commitment from Cornell Capital Partners LP. The terms of the transaction call for TelePlus to receive initial funding in the amount of $1,000,000 payable in three (3) installments: $450,000 payable on closing, $400,000 payable upon filing of a registration statement and the balance of $150,000 payable upon the registration statement becoming effective. As part of the transaction the Company also secured $10,000,000 under a Standby Equity Agreement. TelePlus can draw the funds under the Standby Equity Agreement over a 24 month period based on TelePlus' funding requirements subject to an effective registration with the SEC witch became effective Oct 1st 2004. The proceeds will be used to finance existing and future acquisitions, capital expenditures, increases in inventory and for general working purposes. Agreements pertaining to the financial arrangements were filed. In connection with the Standby Equity Agreement,TelePlus issued 258,098 shares of common stock as financing costs.

The convertible debentures of $ 450,000,$ 400,000 and $ 150,000 are secured by all of the assets and property of the Company, bear interest at 5% per annum and are repayable on their third year anniversary dates of July 2, 2007, September 1, 2007 and October 1, 2007 respectively. The Company has the option of converting the principal amounts and all accrued interest before their third year anniversary dates. As at September 30, 2005 $ 1,000,000 of the convertible debentures has been converted into common shares.

The Company received $8,125,000 under three promissory notes of which $5,625,000 was still outstanding as of September 30, 2005. The outstanding balance under the promissory notes is "unsecured", bears interest at 10% per annum and is repayable on January 15, 2007. During the nine months ended September 30, 2005 $2,300,000 had been repaid on the original amount of the notes leaving $5,625,000 outstanding as of September 30, 2005.


NOTE 7.  CONSOLIDATED STATEMENT OF CASH FLOWS

Non cash financing and investing activities during 2005 were as follows:

The Company issued 4,966,808 common shares upon the conversion of debentures having face value of values of $ 800,000.

The Company issued 9,629,032 common shares in connection with the raising of Company financing Valued at $ 1,800,000

The Company issued 130,000 common shares to directors having a face value of $55.600

The Company issued 964,706 common shares in connection with the acquisition of Freedom Phone Lines having a face value of $328,000.

The Company issued 50,000 common shares in connection with the settlement of a lawsuit having a face value $11,000.

The Company issued 520,833 common shares in connection with the raising of debt and company financing having a face value of $84,791

The Company issued 800,503 common shares in connection with the acquisition of Telizon Inc having a face value of $ 248,156.

The Company issued 2,000,000 Preferred A shares in connection with consulting fees paid having a face value of $2,000.


NOTE 8 - RELATED PARTY TRANSACTIONS

During the quarter ended September 30, 2005 the Company issued 2,000,000 Class A Preferred shares as a bonus for services rendered to an entity owned by the majority shareholder.

To the Shareholders
TelePlus Enterprises, Inc.



      We have audited the accompanying consolidated balance sheet of TelePlus Enterprises, Inc. as of December 31, 2004, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TelePlus Enterprises, Inc. as of December 31, 2004, and the results of its consolidated operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



Mintz & Partners LLP
Toronto, Canada

March 17, 2005

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
TelePlus Enterprises, Inc.
Montreal, Canada

      We have audited the consolidated statements of operations, shareholders' equity, comprehensive income and cash flows of TelePlus Enterprises, Inc. for the year then ended December 31, 2003. These consolidated financial statements are the responsibility of TelePlus' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of its consolidated operations and its cash flows of TelePlus Enterprises, Inc. for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
www.lbbcpa.com

August 23, 2004

                           TELEPLUS ENTERPRISES, INC.
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004
                            (ALL NUMBERS ARE IN USD)

                  ASSETS
Current assets
  Cash                                                              $   383,313
  Trade Accounts  Receivables ( note 2)                                 714,920
  Other Receivables                                                     542,945
  Inventories                                                         1,080,024
  Prepaid expenses                                                      375,472
                                                                    ------------
   Total current assets                                               3,096,674

  Property and equipment, net (note 3)                                1,239,155
  Goodwill (note 4)                                                   1,116,243
  Deferred financing Fees                                               471,336
  Other assets                                                           33,312
                                                                    ------------

   Total assets                                                     $ 5,956,720
                                                                    ============

                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                    2,254,880

Accrued expenses                                                        628,662

Accrued acquisition obligations                                         359,000

Promissory Note  ( note 10)                                           1,550,000
                                                                    ------------

   Total current liabilities                                          4,792,542
                                                                    ------------

Convertible Debenture, net ( note 10)                                   726,542
                                                                    ------------

SHAREHOLDERS' EQUITY:
  Common stock, $.001 par value, 150,000,000 shares authorized,
   68,917,904 shares issued and outstanding                              68,917
  Additional paid in capital                                          2,127,421
  Accumulated deficit                                                (1,759,130)
  Accumulated other comprehensive income                                    428
                                                                    ------------
   Total Shareholders' Equity                                           437,636
                                                                    ------------

   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $ 5,956,720
                                                                    ============

      See accompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (ALL NUMBERS ARE IN USD)

                                                           Years Ended
                                                           December 31,
                                                       2004            2003
                                                   ------------    ------------
Net revenues                                       $ 12,180,501    $  7,651,975
  Cost of revenues                                    8,882,478       5,577,043
   Gross margin                                       3,298,023       2,074,932

General, administrative and selling                   3,975,318       2,652,163

Income (loss) before interest, income taxes,
  depreciation and amortization                        (677,295)       (577,231)

Depreciation of property and equipment                  267,300         134,440

Amortization of intangible assets                        57,471            --

Interest expense                                         71,904           3,706

Income (loss) before income taxes                    (1,073,970)       (711,671)

Provision for income taxes                                 --            (4,116)

Net  income ( loss)                                  (1,073,970)       (715,787)

Net income (loss) per share                        $      (0.02)   $      (0.01)

Weighted average shares outstanding:                 67,152,705      50,714,144


      See accompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     Years Ended December 31, 2004 and 2003
                            (ALL NUMBERS ARE IN USD)

                                            Common Stock
                                           --------------           Additional
                                                                     Paid-In
                                        Shares         Amount        Capital
                                    -------------  -------------  -------------
Balance,
  December 31, 2002                 $  46,312,500  $      46,313  $        --
Comprehensive Loss:
Net loss                                     --             --             --
Foreign currency
  translation                                --             --             --

Comprehensive Loss

Issuance of common
  stock in
  connection with
  recapitalization                     19,000,000         19,000         (8,373)
Issuance of common
  stock for cash,
  net                                     810,000            810        675,028
                                    --------------------------------------------
Balance,
  December 31, 2003                    66,122,500         66,123        666,655
Comprehensive loss
  : Net loss                                 --             --             --
Foreign currency
  translation                                --             --             --

Comprehensive loss
Issuance of common
  stock in
  connection with
  acquisition of
  Smart Cell                              465,000            465        329,685
Issuance of common
  stock in
  connection with
  acquisition of
  Cellz                             $     405,000  $         405  $     437,995
Issuance of common
  stock in
  connection with
  conversion of
  convertible
  debentures, net                         512,181            512        102,378
Issuance of common
  stock in
  connection with
  conversion of
  promissory note                         551,125            551        183,899
Issuance of common
  stock in
  connection with
  raising of debt
  and capital                             342,098            341        193,050
Issuance of common
  stock to directors                       20,000             20           --
Issuance of common
  stock for cash,
  net                                     500,000            500        325,226
Cost of financing
  activities                                 --             --         (111,467)
                                    -------------  -------------  -------------
Balance,
  December 31,2004                  $  68,917,904  $      68,917  $   2,127,421
                                    -------------  -------------  -------------



                                                      Other
                                   Accumulated    Comprehensive
                                      Deficit         Income           Total
                                  -------------   -------------    -------------
Balance,
  December 31, 2002               $      30,627   $        (906)  $      76,034
Comprehensive Loss:
Net loss                               (715,787)           --          (715,787)
Foreign currency
  translation                              --             3,632           3,632
                                                                  -------------
Comprehensive Loss                                                     (712,155)
                                                                  -------------
Issuance of common
  stock in
  connection with
  recapitalization                         --              --            10,627
Issuance of common
  stock for cash,
  net                                      --              --           675,838
                                    -------------------------------------------
Balance,
  December 31, 2003                    (685,160)          2,726          50,344
Comprehensive loss
  : Net loss                         (1,073,970)           --        (1,073,970)
Foreign currency
  translation                              --            (2,298)         (2,298)

                                                                  -------------
Comprehensive loss                                                   (1,025,924)
                                                                  -------------
Issuance of common
  stock in
  connection with
  acquisition of
  Smart Cell                               --              --           330,150
Issuance of common
  stock in
  connection with
  acquisition of
  Cellz                           $        --     $        --     $     438,400
Issuance of common
  stock in
  connection with
  conversion of
  convertible
  debentures, net                          --              --           102,890
Issuance of common
  stock in
  connection with
  conversion of
  promissory note                          --              --           184,450
Issuance of common
  stock in
  connection with
  raising of debt
  and capital                              --              --           193,391
Issuance of common
  stock to directors                       --              --              --
Issuance of common
  stock for cash,
  net                                      --              --           325,726
Cost of financing
  activities                               --              --
                                    -------------  -------------  -------------
Balance,
  December 31,2004                   (1,759,130)            428         437,636
                                    -------------  -------------  -------------


      See accompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (ALL NUMBERS ARE IN USD)

                                                              Years Ended
                                                              December 31,
                                                          2004          2003
                                                      -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                   $(1,073,970)  $  (715,787)
  Adjustments to reconcile net loss to cash
   provided by (used in ) operating activities:
   Depreciation and amortization                          267,300       134,440
   Amortization of Intangible Assets                       57,471
   Changes in assets and liabilities:
    Accounts receivable                                   (53,572)   (1,021,362)
    Inventories                                           (61,165)     (226,293)
    Prepaid expenses                                     (279,325)      (67,893)
    Other assets                                           98,786       (74,939)
    Accounts payable                                     (341,918)    1,515,116
    Accrued expenses                                       70,200       346,411
    Income taxes                                             --         (25,898)
                                                      -----------   -----------
CASH FLOWS (USED IN) OPERATING ACTIVITIES              (1,316,193)     (136,205)
                                                      -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of business                                (170,839)         --
  Capital expenditures                                   (659,180)     (505,809)
                                                      -----------   -----------

CASH FLOWS ( USED IN) INVESTING ACTIVITIES               (830,019)     (505,809)
                                                      -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on loans payable - shareholders                   --         (12,789)
  Proceeds from issuance of common stock, net             160,658       675,838
  Proceeds from issuance of promissory note net         1,577,973          --
  Proceeds from issuance of convertible
    debentures, net                                       692,388
                                                      -----------   -----------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES             2,431,019       663,049
                                                      -----------   -----------

Effect of Exchange Rate Changes on Cash                    (2,298)        3,632

NET INCREASE (DECREASE) IN CASH                           282,509        24,667
  Cash, beginning of period                               100,804        76,137
                                                      -----------   -----------
  Cash, end of period                                 $   383,313   $   100,804
                                                      -----------   -----------

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                       $      --     $     2,458
                                                      ===========   ===========
  Net assets acquired in reverse merger               $      --     $    10,627
                                                      ===========   ===========

      See accompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Nature of business. The Company is a vertically integrated provider of wireless and landline products and services across North America. The Company's retail division - TelePlus Retail Services, Inc. - owns and operates a national chain of TelePlus branded stores in major shopping malls, selling a comprehensive line of wireless and portable communication devices. TelePlus Wireless, Corp. operates a virtual wireless network selling cellular network access to distributors in the United States. TelePlus Connect, Corp. is a reseller of landline and long distance services including internet services. TelePlus was incorporated in Nevada in January 1999.

In October 2003, Visioneer Holdings Group, Inc. ("Visioneer"), subscribed to 18,050,000 and its partners to 4,512,500 newly issued shares of Herbalorganics.com, Inc. ("Herbalorganics") and on that same date Visioneer acquired 23,750,000 shares of Herbalorganics. As a result of the transactions, Visioneer acquired control of Herbalorganics. In connection with the transactions Herbalorganics changed its name to TelePlus Enterprises, Inc. ("TelePlus"). After the above transactions, there were 65,312,500 shares of common stock outstanding. Herbalorganics retained 19,000,000 shares of common stock.

In October 2003, TelePlus formed a wholly owned subsidiary TelePlus Retail Services, Inc. ("Retail"), a Quebec, Canada Corporation. Retail acquired certain assets and assumed certain liabilities from 3577996 Canada, Inc. 3577996 Canada, Inc. is controlled by the shareholders of Visioneer.

For accounting purposes, this transaction was treated as an acquisition of Herbalorganics and a recapitalization of 3577996 Canada, Inc. 3577996 Canada, Inc. is the accounting acquirer and the results of its operations carryover. Accordingly, the operations of Herbalorganics were not carried over and were adjusted to $0. In connection with the reverse merger, 3577996 Canada, Inc. acquired $11,327 in cash and assumed $700 in liabilities.

As shown in the accompanying financial statements, the Company has a working capital deficit of $1,695,868 because the promissory note of $1,550,000 and the accrued acquisition obligation of $359,000 have been classified as current liabilities. However as mentioned in Note 4 the accrued acquisition obligation will be settled by the issuance of common stock and the Company has a Standby Equity Agreement which is available to repay the promissory note and provide long term financing for the operations of the Company. (Note 10)


Principles of Consolidation

The consolidated financial statements include the accounts of TelePlus' wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

See accompanying summary of accounting policies and notes to consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents include highly liquid, temporary cash investments having original maturity dates of three months or less.

Inventories

Inventories consist of wireless and telephony products and related accessories and are stated at the lower of cost, determined by average cost method, or market.

Long-Lived Assets

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). The majority of TelePlus' long-lived assets are located in Canada. TelePlus performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Acquisitions and Business Combinations

The Company accounts for acquisitions and business combinations under the purchase method of accounting. The Company includes the results of operations of the acquired business from the acquisition date. Net assets of the companies acquired are recorded at their fair value at the acquisition date. The excess of the purchase price over the fair value of net assets acquired are included in intangible assets in the accompanying consolidated balance sheets.

Intangibles, Goodwill and Other Assets

The Company regularly reviews all of its long-lived assets, including goodwill and other intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important that could trigger an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company's overall business, and significant negative industry or economic trends. When management determines that an impairment review is necessary based upon the existence of one or more of the above indicators of impairment, the Company measures any impairment based on a projected discounted cash flow method using a discount rate commensurate with the risk inherent in our current business model. Significant judgments is required in the development of projected cash flows for these purposes including assumptions regarding the appropriate level of aggregation of cash flows, their term and discount rate as well as the underlying forecasts of expected future revenue and expense. To the extent that events or circumstances cause assumptions to change, charges may be required which could be material.

See accompanying summary of accounting policies and notes to consolidated financial statements.

The Company adopted SFAS No 142,"Goodwill and Other Intangible Assets". SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under prescribed conditions) for impairment in accordance with this statement. If the carrying amount of the reporting unit's goodwill or indefinite-lived intangible assets exceeds the implied fair value, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives are amortized over their useful lives.

Revenue Recognition

TelePlus' revenue is generated primarily from the sale of wireless, telephony products and accessories to end users. TelePlus recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

TelePlus recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, TelePlus provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

The Company receives co-operative advertising revenue from the telephone suppliers based on certain requirements to spend the available co-op advertising allotment. Any amount received under their program is deducted from advertising expense.

TelePlus' suppliers generally warrant the products distributed by TelePlus and allow returns of defective products, including those that have been returned to TelePlus by its customers. TelePlus does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

Advertising

Costs incurred in connection with advertising are charged to expense as incurred. Advertising expense was approximately $41,000 and $27,000 for 2004 and 2003, respectively.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. TelePlus records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

See accompanying summary of accounting policies and notes to consolidated financial statements.

Foreign Currency Translation

The Canadian dollar is the functional currency of TelePlus. Transactions in foreign currency are translated at rates of exchange rates ruling at the transaction date. Monetary assets and liabilities denominated in foreign currencies are retranslated at rates ruling at the balance sheet date. The resulting translation adjustment is recorded as a separate component of comprehensive income within stockholders' equity.

Basic and Diluted Net Income (loss) per Share

Net income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period. Diluted net income per share includes the potentially diluted effect of outstanding common stock options and warrants which are convertible to common shares. Diluted net loss per share has not been provided as the effect would be anti-dilutive.

Fair Value of Financial Instruments

The recorded amounts of cash and cash equivalents, short-term borrowings, accounts payable and accrued expenses approximate their respective fair values because of the short maturity of those instruments and the variable nature of any underlying interest rates. The rates of fixed obligations approximate the rates of the variable obligations. Therefore, the fair value of these loans has been estimated to be approximately equal to their carrying value.

Concentrations of Credit Risk

Financial instruments which potentially subject TelePlus to concentrations of credit risk consist primarily of cash, cash equivalents, and trade accounts receivable. TelePlus maintains its cash and cash equivalents with high quality financial institutions as determined by TelePlus' management. To reduce risk of trade accounts receivable, ongoing credit evaluations of customers' financial condition are performed, guarantees or other collateral may be required and TelePlus maintains a broad customer base.

Deferred Financing Fees

During 2004 the Company issued 258,098 shares of common stock with a value of 193,573 and paid fees in the amount of $416,058 in connection with the issue of a convertible debt that runs for a period of 36 months and a promissory note that runs for 6 months. The deferred financing fees will be amortized over the terms of the respective debts. The Company incurred $57,471 in amortization expense for the year ended December 2004 (See Note 10).

See accompanying summary of accounting policies and notes to consolidated financial statements.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standard Boards ("FASB") issues Statements No. 123 (R), Share - Based Payments which will require compensation costs related to share based payment transactions to be recognized in the financial statements. As permitted by the predecessor Statement No. 123, we do not recognize compensation expense with respect to stock options we have issued because the option price was no greater than the market price at the time the option was issued. Statement 123(R) will be effective for us in our fiscal quarter beginning January 1, 2006. We have not completed an evaluation of the impact of Adopting Statements 123 (R).

In November 2004, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on Issue 03 -13, "Applying the Conditions in Paragraph 42 of FASB STATEMENT NO 144, "Accounting for the impairment or Disposal of Long - Lived ASSETS," in Determining Whether to Report Discontinued Operations, which is effective for us at the beginning of fiscal 2005. The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.

In November 2004, the FASB issued Statement No. 151 Inventory costs, an amendment of ARB No. 43, Chapter 4 , to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges , and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities.

Statement No. 151 will be effective for our fiscal year beginning January 1,2006, and its adoption will not have a material impact on our financial position or Results of operations.

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (the "Statement"). The Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement is generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement had no effect on TelePlus' consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") Consolidation of Variable Interest Entities, which addresses the consolidation of variable interest entities ("VIEs") by business enterprises that are the primary beneficiaries. A VIE is an entity that does not have sufficient equity investment at risk to permit it to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest. The primary beneficiary of a VIE is the enterprise that has the majority of the risks or rewards associated with the VIE. In December 2003, the FASB issued a revision to FIN 46, Interpretation No. 46R ("FIN 46R"), to clarify some of the provisions of FIN 46, and to defer certain entities from adopting until the end of the first interim or annual reporting period ending after March 15, 2004. Application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. We believe we have no arrangements that would require the application of FIN 46R.

We have no material off-balance sheet arrangements.

See accompanying summary of accounting policies and notes to consolidated financial statements.

NOTE 2 - TRADE ACCOUNTS RECEIVABLE

TelePlus' trade accounts receivable are shown net of allowance for doubtful accounts of as at December 31, 2004 as follows:

                   Accounts receivable                    $ 714,920
                   Less: Allowance for doubtful accounts          0
                                                          $ 714,920

TelePlus maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of TelePlus' customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

NOTE 3 - PROPERTY AND EQUIPMENT:

Components of property and equipment, at December 31, 2004 are as follows:

                  Equipment                               $     3,571
                  Furniture and fixtures                      142,188
                  Business software                           166,412
                  Computer Hardware                           135,582
                  Leasehold improvements                    1,329,367
                                                            1,777,120
                  Less: accumulated depreciation and
                  amortization                               (537,965)
                                                          $ 1,239,155

Depreciation and amortization expense was $267,300 and $134,440 for 2004 and 2003, respectively.

NOTE 4- ACQUISITIONS

In May 2004, TelePlus acquired all of the outstanding stock of Smart Cell, Ltd. The acquisition added 5 Western Canadian retail locations and gave TelePlus the ability to continue its expansion in western Canada. These factors contributed to a purchase price in excess of the fair value of Smart Cell, Ltd.'s net assets, and as a result, TelePlus has recorded goodwill in connection with this transaction.

The total purchase price is approximately $447,000. The allocation to the assets acquired and liabilities assumed based on the estimated fair values was as follows:

See accompanying summary of accounting policies and notes to consolidated financial statements.

                   Inventory                              $  42,076
                   Furniture and fixtures                    65,672
                   Goodwill                                 338,956
                   Net assets acquired at fair values     $ 446,704

                   Total consideration:
                   525,000 common shares                  $ 372,750
                   Cash                                      73,954
                                                          $ 446,704

Management has determined that no amount need to be allocated to other intangible assets and development, and $338,956 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired, and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually.

The results of operations of Smart Cell, Ltd. have been included in TelePlus' consolidated statements of operations since the completion of the acquisition in May 2004. Results of operations for Smart Cell, Ltd. for periods prior to the acquisition were not material to TelePlus and accordingly pro forma results of operations have not been presented.

In connection with the acquisition of Smart Cell Ltd, the Company has agreed to issue additional shares up to a maximum of 450,000 common shares contingent on the achievement of gross revenues and net profits targets during a five year period following the date of acquisition.

In August 2004 TelePlus acquired all of the outstanding stock of CellZ Inc. The acquisition adds 7 Ontario Canadian retail locations and allows TelePlus to expand in Ontario in locations not presently occupied by an existing TelePlus store. These factors contribute to a purchase price in excess of the fair value of CellZ Inc.'s net assets, and as result, TelePlus has recorded goodwill in connection with this transaction.

The total purchase price is approximately $985,000. The allocation to the assets acquired and liabilities assumed based on the estimated fair values was as follows:

                   Inventory                              $ 132,999
                   Fixed Assets                              75,284
                   Goodwill                                 777,287
                                                          $ 985,570
                   Total consideration
                   685,000 common shares                  $ 754,800
                   Cash                                     230,770
                                                          $ 985,570

Management has determined that no amount need be allocated to other intangible assets and development, and $777,287 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible assets acquired, and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually. .

See accompanying summary of accounting policies and notes to consolidated financial statements.

The results of operations of CellZ Inc. have been included in TelePlus' consolidated statement of operations since the completion of the acquisition in August 2004.

The following are proforma condensed income statements for the twelve months ended December 31, 2004 and 2003, as though the acquisition had occurred on January 1, 2003.

                                                    December 31,
                                                 2004          2003

               Revenues                     $ 13,042,00   $  8,749,000
               Net loss                     $  (965,000)  $   (632,000)
               Loss per share               $      0.01   $       0.01


It should be noted that on both the acquisitions of Smartcell Ltd and CellZ Inc., TelePlus will issue common shares with a total value of $645,000 after the dates of acquisition to the previous shareholders of these companies. The amount owing is presently being disclosed as current acquisition obligations.

NOTE 5 - INCOME TAXES

The provision (benefit) for federal income tax consists of the following for the years ended December 31:

                                                      2004       2003
                                                   ---------  ---------
                Current provision (benefit)        $      --  $   4,116
                                                   $      --  $   4,116


Deferred income taxes consist of the following at December 31:

                                                      2004       2003
                                                   ---------  ---------
                Short-term:
                  Deferred tax liabilities         $      --  $      --

                Long-term:
                  Deferred tax liability                  --      4,116
                  Valuation allowance                     --         --
                                                   $      --  $   4,116

TelePlus had taxable income (loss) of approximately $(900,000) and $(700,000) for 2004 and 2003, respectively. TelePlus has net operating losses carry-forwards of approximately $1,600,000 which will expire between years 2010 to 2024.

NOTE 6 - RELATED PARTY TRANSACTIONS

TelePlus paid management fees of $76,335 and $24,778 of an amount of consideration established and agreed to by both parties, to an entity owned by the majority shareholder for 2004 and 2003, respectively. As at December 31, 2004, there was an amount of 30,533 owing from that entity which was unsecured and non-interest bearing. After the year end an amount of $30,533 has been paid.

See accompanying summary of accounting policies and notes to consolidated financial statements.

NOTE 7 - COMMON STOCK

The following shares were issued by the Company during the year 2004:

The Company received a $1,000,000 commitment to purchase 1,000,000 shares of common Stock of which $500,000 has been received as of December 31, 2004. No further shares will be issued under this commitment.

The Company issued 465,000 shares to acquire Smart Cell Ltd, a Canadian corporation, in the province of British Columbia. The Company will issue remaining 60,000 shares to complete the purchase of this company in 2005.

The Company issued 405,000 shares to acquire CellZ Ltd, a Canadian corporation, in the province of Ontario. The Company will issue remaining 280,000 shares to complete the purchase of this company in 2005.

The Company issued 342,098 shares in connection with the raising of debt and Company financing.

The Company issued 512,181 shares in connection with the conversion of convertible debentures.

The Company issued 551,125 shares in connection with the conversion of promissory notes.

The Company issued 20,000 shares to directors of the Company.

STOCK OPTIONS

Pursuant to the Company's stock option plan for employees, the Company granted 7,635,000 stock options in 2004.

Options granted are being accounted for under Accounting Principles Board Opinion No 25 (APB Opinion No. 25), Accounting for stock Issued to Employees. All options have been granted at a price equal to or greater that the fair value of the Company's common stock at the date of the grant.

Had compensation cost for the employee and non - employee director stock options been determined based on the fair value at the grant date for awards in 2004, consistent with the provisions of SFAS No. 123, our net loss and net loss per share would have been increased to the pro forma amounts below.

                                                     2004
       As reported
       Net income (loss)                        $(1,073,970)
       Pro Forma
       Compensation expense                          49,000
       Pro forma:
       Net income (loss)                        $(1,122,970)
       Net income (loss) per share as reported  $     (0.02)
       Pro forma compensation expense per share       (0.00)
       Pro forma earnings (loss) per share      $     (0.02)


See accompanying summary of accounting policies and notes to consolidated financial statements.

The fair value of each option grant is estimated on the date of grant using the black - Scholes option - pricing model. The following weighted average assumptions were used in the model:

                                                      2004
       Dividend yield                                  0%
       EXPECTED volatility                             9%
       Risk free interest rates                      3.5%
       Expected lives (years)                           3

Options outstanding at December 31, 2004 are summarized as follows:

        Number  Price  Year of Issue  Vesting Period  Term
     ---------  -----  -------------  --------------  -------
     1,640,000    .36  2004           Immediately     3 years
       225,000    .36  2004           1 Year          3 years
     2,180,000    .38  2004           1 Year          3 years
        40,000    .40  2004           1 Year          3 years
       200,000    .38  2004           2 Years         3 years
        50,000    .45  2004           2 Years         3 years
     1,250,000    .40  2004           2 Years         3 years
       400,000    .40  2004           3 Years         3 years
       200,000    .45  2004           4 Years         3 years
       200,000    .50  2004           5 Years         3 years

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The following proceedings have been instigated against the Company. The Company does not believe that the following legal proceedings would have a materially adverse impact on the Company's business or its results of operations, nevertheless such proceedings are disclosed.

Goods and Services. TelePlus is currently defending an action instigated against it by one of its suppliers. Such supplier claims that the Company defaulted on the payment of goods sold by supplier to the Company. Provide. The Company is unable to sell these goods at retail and has attempted, without success, to return the goods to the supplier. The supplier has refused to take the goods back. Total liability to the Company, if it losses the claim, may reach a maximum of $20,000CDN.

Proposed Tax Assessment. TelePlus is involved in proceedings with the Minister of Revenue of Quebec ("MRQ"). The MRQ has proposed an assessment for the Goods and Services Tax ("GST") and Quebec Sales Tax ("QST"), of approximately $474,000CDN and penalties of approximately $168,000CDN. The proposed tax assessment is for $322,000CDN for QST and $320,000CDN for GST. TelePlus believes that certain deductions initially disallowed by the MRQ for the QST are deductible and is in the process of compiling the deductions to present to the MRQ. TelePlus also believes that export sales to the United States of America are exempt from the GST. In accordance with SFAS No. 5, "Accounting for Contingencies," TelePlus makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No provision for this matter has been accrued. TelePlus reviews these provisions at least quarterly and adjusts these provisions to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. Dealing with taxing authorities is inherently unpredictable. However, TelePlus believes that it has valid defenses with respect to the proposed tax assessment pending against it. Nevertheless, it is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

See accompanying summary of accounting policies and notes to consolidated financial statements.

Wrongful Dismissal: A former employee of TelePlus retail Services, Inc., a subsidiary of the Company, has instigated a claim in Quebec Superior Court in the amount of $90,000CDN against the Company for wrongful dismissal. The Company doesn't believe the claim to be founded and intends to vigorously contest such claim. The parties are at discovery stages.

Other Claims:

There is a claim from three individuals in British Columbia for an amount of about $ 147,000 and the issuance of 510,000 shares for which a letter of demand has recently been served on the Company. The Company doesn't believe the claim to be founded and intends to vigorously contest such claim.

TelePlus intends to vigorously defend this proposed assessment and other lawsuits and claims against us. However, we cannot predict the outcome of this assessment. An adverse resolution of the assessment could have a material adverse effect on our business, financial condition and results of operations.

The Company has instigated the following claim against Wal-Mart Canada, corp.:

Wal-Mart Canada, Corp. The Company's subsidiary, TelePlus Management, has instigated September 23rd, 2004 in the Ontario Superior Court of Justice a USD$2.3 million claim against Wal-Mart Canada Corp. for breach of agreement. Parties are at discovery stages.

Operating Leases

TelePlus has several non-cancelable operating leases, primarily for office space and storage that expire through December 31, 2009. These leases require TelePlus to pay all operating costs such as maintenance and insurance. Rental expense for the operating leases for the years ended December 31, 2004 and 2003 was $1,018,007 and $657,132, respectively.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2004 are:

                         December 31,                Amount
                                                 ------------
                         2005                    $    830,287
                         2006                         604,031
                         2007                         364,075
                         2008                         196,962
                         2009                         123,177
                                                 $  2,118,542

See accompanying summary of accounting policies and notes to consolidated financial statements.

NOTE 9 - CONCENTRATIONS OF CREDIT RISK -

As of December 31, 2004, amounts due from two customers amounted to 99% of total trade accounts receivable.

One customer accounted for 28% of total revenues for 2004 and one customer accounted for 19% of total revenues for 2003.

NOTE 10 - COMPANY FINANCING

On July 12, 2004, TelePlus secured $11,000,000 in financing from Cornell Capital Partners LP. The terms of the transaction call for TelePlus to receive initial funding in the amount of $1,000,000 payable in three (3) installments: $ 450,000 payable on closing, $400,000 payable upon filing of a registration statement and the balance of $150,000 payable upon the registration statement becoming effective. As part of the transaction the Company also secured $10,000,000 under a Standby Equity Agreement. TelePlus can draw the funds under the Standby Equity Agreement over a 24 month period based on TelePlus' funding requirements subject to an effective registration with the SEC witch became effective Oct 1st 2004. The proceeds will be used to finance existing and future acquisitions, capital expenditures, increases in inventory and for general working purposes. Agreements pertaining to the financial arrangements were filed. In connection with the Standby Equity Agreement, TelePlus issued 258,098 shares of common stock as financing costs.

The convertible debentures of $ 450,000,$ 400,000 and $ 150,000 are secured by all of the assets and property of the Company, bear interest at 5% per annum and are repayable on their third year anniversary dates of July 2, 2007, September 1, 2007 and October 1, 2007 respectively. The Company has the option of converting the principal amounts and all accrued interest before their third year anniversary dates. As at December 31, 2004 $ 200,000 of the convertible debentures has been converted into common shares. The promissory note of $ 1,550,000 is "unsecured", bears interest at 12% per annum and is repayable before April 7, 2005. The principal and interest can also be repaid out of the net proceeds to be received by the Company from the Standby Equity Agreement mentioned above.

NOTE 11 - CONSOLIDATED STATEMENT OF CASH FLOWS

Non cash activities during 2004 were as follows:

The Company issued 465,000 shares of its common stock as consideration for the purchase of an operating subsidiary having net assets at a fair value of $107,748;

The Company issued 405,000 from its common stock as consideration for the purchase of an operating subsidiary having net assets at fair value of $208,283;

The Company issued 1,063,305 common shares upon the conversion of debentures and promissory note having face values of $ 400,000;

The Company issued 342,098 common shares for services provided, with respect to raising of debt and capital, valued at $193,391.

See accompanying summary of accounting policies and notes to consolidated financial statements.

During 2003 the Company issued 19,000,000 shares of its common stock in connection with recapitalization of 3577996 Canada Inc.

We  have  not  authorized  any  dealer,
salesperson  or other person to provide
any    information    or    make    any
representations      about     TelePlus
Enterprises,     Inc.,    except    the
information     or      representations
contained  in  this   prospectus.   You
should  not  rely  on  any   additional
information or representations if made.

        -----------------------

This  prospectus does not constitute an             ---------------------
offer to sell, or a solicitation  of an
offer to buy any securities:                             PROSPECTUS

   o  except the common  stock  offered             ---------------------
      by this prospectus;

   o  in any  jurisdiction in which the
      offer  or   solicitation  is  not
      authorized;                            269,227,027 Shares of Common Stock

   o  in  any  jurisdiction  where  the
      dealer  or other  salesperson  is
      not  qualified  to make the offer          TELEPLUS ENTERPRISES, INC.
      or solicitation;

   o  to  any  person  to  whom  it  is
      unlawful  to make  the  offer  or
      solicitation; or
                                                      February __, 2006
   o  to  any   person  who  is  not  a
      United States  resident or who is
      outside the  jurisdiction  of the
      United States.

The delivery of this prospectus or any a ccompanying sale does not imply that:

   o  there have  been no changes in the
      affairs of TelePlus after the date
      of this prospectus; or

   o  the   information   contained  in
      this  prospectus is correct after
      the date of this prospectus.

        -----------------------

Until   _________,   2006  all   dealers
effecting transactions in the registered
securities, whether or not participating
in this distribution, may be required to
deliver   a   prospectus.   This  is  in
addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Indemnification Of Directors And Officers

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of TelePlus. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of TelePlus pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering.

             Securities and Exchange Commission             $  10,775.44
             Registration Fee
             Printing and Engraving Expenses                $   2,500.00
             Accounting Fees and Expenses                   $  15,000.00
             Legal Fees and Expenses                        $  50,000.00
             Miscellaneous                                  $   6,724.56

             TOTAL                                          $  85,000.00

Recent Sales Of Unregistered Securities

      We have issued the following securities in the past three years without registering them under the Securities Act of 1933:

2003

      On October 10, 2003, we issued 17,600,000 shares of common stock to Visioneer Holdings Group, Inc. pursuant to an asset purchase agreement with 3577996 Canada, a company in which Visioneer Holdings Group was a majority shareholder. The shares were issued for the aggregate purchase price of $17,600.

      On October 10, 2003, we issued 1,235,000 shares of common stock to TransCalling Communications, Inc., pursuant to an asset purchase agreement with 3577996 Canada, a company in which TransCalling Communications, Inc was a shareholder. The shares were issued for the aggregate purchase price of $1,235.

      On October 10, 2003, we issued 665,000 shares of common stock to Nicholas Shamy, pursuant to an asset purchase agreement with 3577996 Canada, a company in which Mr. Shamy was a shareholder. The shares were issued for the aggregate purchase price of $665.

      On November 24, 2003, we sold an aggregate of 750,000 restricted shares of our common stock for an aggregate of $750,000 in a private placement transaction with three entities that are not affiliated with us.

2004

      In January 2004, we issued 10,000 shares of common stock, $.001 par value per share to an unaffiliated entity in consideration for $10,000.

      In February 2004, we issued 25,000 shares of common stock, $.001 par value per share to an unaffiliated entity in consideration for $25,000.

      In April 2004, we issued 500,000 shares of common stock, $.001 par value per share to an unaffiliated entity in exchange for $500,000.

      On May 14, 2004, we issued 285,000 shares to the 5 shareholders of Smart Cell following the acquisition by TelePlus of 100% of the issued and outstanding shares of SmartCell. Shares were valued at $202,350.

      On May 18, 2004 we sold 57,000 shares of our common stock for $0.10 per share in connection with a private placement. Shares were valued at $5,700.

      On June 25, 2004 we issued Cornell Capital Partners 245,193 shares of our common stock as a commitment fee under an Equity Distribution Agreement between TelePlus and Cornell Capital Partners. The value of the shares was $190,000.

      On June 25,  2004 we issued a secured  convertible  debenture  to  Cornell
Capital Partners pursuant to a Securities Purchase Agreement with Cornell Capital Partners. The aggregate amount of the secured convertible debenture was $1,000,000.

      On June 25, 2004 we issued 12,905 shares of our common stock to Newbridge Securities Corporation as a placement agent fee. The value of the shares was $10,000.

      In October, 2004 we issued 223,664 shares to Cornell Capital Partners in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding with Cornell Capital Partners. Repayment totaled 100,000.

      In November, 2004 we issued 839,642 shares to Cornell Capital Partners in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding with Cornel Capital Partners. Repayments totaled 300,000.

      In December, 2004, we issued an aggregate of 140,000 shares of our common stock, $.001 par value per share which were not registered under the Act to the Cellz principals in connection with the acquisition of Cellz.

      In December, 2004, we issued an aggregate of 120,000 shares of our common stock, $.001 par value per share which were not registered under the Act to the SmartCell principals in connection with the acquisition of SmartCell.

      In December, 2004 we issued 10,000 shares of our common stock to Michael Karpheden, a director of TelePlus, as director's compensation pursuant to a private placement. Shares were valued at $1,000.

      In December, 2004 we issued 10,000 shares of our common stock to Hakan Wretsell, a director of TelePlus, as director's compensation pursuant to a private placement. Shares were valued at $1,000.

2005

      During the first quarter, 2005 we issued 2,388,694 shares to Cornell Capital Partners in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding with Cornell Capital Partners. Repayments totaled $850,000.

      March 31, 2005, we issued an aggregate of 964,706 shares of our common stock, $.001 par value per share which were not registered under the Act to the Freedom principal in connection with the acquisition of Freedom. The shares were valued at $328,000.

      During the second quarter, 2005 we issued 6,275,896 shares to Cornell Capital Partners in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding with Cornell Capital Partners. Repayments totaled $1.1M

      April 5, 2005, we issued 50,000 shares to our directors as payment of director fees. Shares were valued at $15,500.

      May 12, 2005, we issued 50,000 shares to Bondy & Schloss LLP as part of a settlement reached by TelePlus with Ivan Berkowitz, Michael Rosenbaum and BG Holdings, LLC in relation to a failed financing transaction. Shares were valued at $11,000.

      May 30, 2005, we issued 187,500 shares to a third party for payment of services rendered. The shares were valued at $28,125.

      June 10, 2005, we issued 333,333 shares to a third party for payment of services rendered. The shares were valued at $130,000.

      December 19th, 2005 we issued 1,250,000 shares to Cornell Capital Partners as a fee under the Standby Equity Distribution agreement signed that same day. These shares were valued at $300,000.

      August 19th, 2005, we issued 60,000 common shares to our directors as payment of director fees. These shares were valued at $19,800.

      September 29th, 2005, we issued 70,000 common shares to our directors as payments of director fees. These shares were valued at $20,300.

      September 2nd, 2005, we issued 800,503 shares to a third party as finder fee for the Telizon Inc. acquisition. These shares were valued at $248,156.

      October 28th, 2005, we issued 424,000 to various employees as payment of bonuses earned in 2005. These shares were valued at $101,760.

      November 7th, 2005, we issued 280,000 shares to a third party as finder fee for the Avenue Reconnect Inc. acquisition. These shares were valued at $64,400.

      November 23rd, 2005, we issued 850,000 shares to two third parties for payment of a variety of consulting services rendered. The shares were valued at $187,000.

      December 6th, 2005 we issued 70,000 common shares to our directors as payment of director fees. The shares were valued at $18,900.

      July 1st 2005 we issued 2,000,000 shares of Class A Preferred shares to Visioneer Holdings Group, Inc. which is beneficially owned by our CEO &
Chairman, Marius Silvasan, for services rendered. The Class A Preferred shares entitle the holders to 10 votes each, are not convertible into shares of any other class or series of stock of TelePlus, are non participating and no dividends can be declared there on.

      Unless otherwise noted in this section, with respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding TelePlus so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in TelePlus' securities.


INDEX TO EXHIBITS

2.1        Memorandum of Agreement             Incorporated by reference to the
                                               Company's Form 8-K filed October
                                               1, 2003

3.(i).1    Articles of Amendment to the        Incorporated by reference to the
           Articles of Incorporation           Company's Form 8-K filed on
                                               October 22, 2003 as Exhibit 15.2

3.(i).2    Certificate of Correction to        Incorporated by reference to the
           Articles of Incorporation           Company's Form 10-QSB filed on
                                               November 14, 2003 as Exhibit 3.18

3.(i).3    Articles of Incorporation           Incorporated by reference to the
                                               Company's Form 10-SB12G filed on
                                               February 13, 2002 as Exhibit 3(i)

3.(i).4    Articles of Amendment to Articles   Incorporated by reference to the
           of Incorporation                    Company's Form 10-SB12G filed on
                                               February 13, 2002 as Exhibit 3(i)

3.(ii).1   By-Laws                             Incorporated by reference to the
                                               Company's Form 10-SB12G filed on
                                               February 13, 2002 as Exhibit 3(i)

5.1        Opinion of Attorneys                By amendment

10.8       Amended and Restated Subsidiary     Incorporated by reference to the
           Security Agreement between          Company's Form 8-K filed on
           TelePlus Connect Corp. and Cornell  December 15, 2005
           dated December 13, 2005

10.9       Amended and Restated Subsidiary     Incorporated by reference to the
           Security Agreement between          Company's Form 8-K filed on
           TelePlus Retail Services, Inc. and  December 15, 2005
           Cornell dated December 13, 2005

10.10      Amended and Restated Subsidiary     Incorporated by reference to the
           Security Agreement between          Company's Form 8-K filed on
           TelePlus Wireless Corp. and         December 15, 2005
           Cornell dated December 13, 2005

10.11      Asset Purchase Agreement between    Incorporated by reference to the
           SNI and TelePlus Wireless           Company's Form 8-K filed on
                                               January 3, 2006

10.12      Bill of Sale in respect of the      Incorporated by reference to the
           Purchased Assets                    Company's Form 8-K filed on
                                               January 3, 2006

10.13      Promissory Note in the amount of    Incorporated by reference to the
           US$500,000 issued by TelePlus       Company's Form 8-K filed on
           Wireless in favour of SNI           January 3, 2006

10.14      General Security Agreement by       Incorporated by reference to the
           TelePlus Wireless in favour of SNI  Company's Form 8-K filed on
                                               January 3, 2006

10.15      Guarantee by TelePlus in favour of  Incorporated by reference to the
           SNI                                 Company's Form SB-2 filed on
                                               January 3, 2006

10.16      Guarantee by InPhonic in favour of  Incorporated by reference to the
           TelePlus Wireless                   Company's Form 8-K filed on
                                               January 3, 2006

10.17      Mobile Virtual Network Enabler      Incorporated by reference to the
           Services Agreement between MTS and  Company's Form 8-K filed on
           TelePlus Wireless                   January 3, 2006

10.18      Non-Competition and                 Incorporated by reference to the
           Non-Solicitation Agreement between  Company's Form 8-K filed on
           among InPhonic, SNI, MTS and        January 3, 2006
           TelePlus Wireless

10.19      Transition Services Agreement       Incorporated by reference to the
           between SNI and TelePlus Wireless   Company's Form 8-K filed on
                                               January 3, 2006

10.20      Intellectual Property Assignment    Incorporated by reference to the
           between SNI and TelePlus Wireless   Company's Form 8-K filed on
                                               January 3, 2006

10.21      Assignment and Assumption           Incorporated by reference to the
           Agreement between SNI and TelePlus  Company's Form 8-K filed on
           Wireless                            January 3, 2006

10.22 Assignment, Assumption and Consent Incorporated by reference to the among Sprint Spectrum LP, TelePlus Company's Form 8-K filed on
           Wireless and SNI                    October 24, 2003 as Exhibit 15.2

16.1       Letter from Clyde Bailey, PC        Incorporated by reference to the
           Independent Auditors                Company's Form 8-K filed on
                                               October 24, 2003 as Exhibit 15.2

16.2       Letter from Mark Bailey & Co.       Incorporated by reference to the
           Independent Auditors                Company's Form 8-K filed on March
                                               31, 2003 as Exhibit 99

23.1       Consent of Attorneys                Incorporated by reference to
                                               Exhibit 5.1

23.2       Consent of Mintz Partners, LLP      Provided herewith

Undertakings

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on February 14, 2006.

Date: February 14, 2006          TELEPLUS ENTERPRISES, INC.

                                 By:    /s/ Marius Silvasan
                                    -----------------------------------------
                                 Name:  Marius Silvasan
                                 Title: Chief Executive Officer and Chairman,


                                 By:    /s/ Robert Krebs
                                    -----------------------------------------
                                 Name:  Robert Krebs
                                 Title: Chief Financial Officer and
                                        Principal Accounting Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marius Silvasan his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant  to  the   requirements  of  the  Securities  Act  of  1933  this
Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                TITLE                                 DATE
--------------------     ------------------------------------  -----------------

/s/ Marius Silvasan
--------------------                                           February 14, 2006
Marius Silvasan          Chief Executive Officer and
                         Chairman of the Board of Directors

/s/ Robert B. Krebs
--------------------                                           February 14, 2006
Robert B. Krebs          Chief Financial Officer (Principal
                         Financing
                         Officer) and Director

/s/ Kelly McLaren
--------------------                                           February 14, 2006
Kelly McLaren            President and Director

/s/ Tom Davis
--------------------                                           February 14, 2006
Tom Davis                Chief Operating officer and
                         Director (Principal
                         Operating Officer)

/s/ Michael L. Karpheden
--------------------                                           February 14, 2006
Michael L. Karpheden     Director

/s/ Hakan Wretsell
--------------------                                           February 14, 2006
Hakan Wretsell           Director

/s/ Gordon Chow
--------------------                                           February 14, 2006
Gordon Chow              Director